EXHIBIT 10 (i)

	MARYLAND ECONOMIC DEVELOPMENT CORPORATION, as Issuer,

	BLUE II, LLC,
	as Borrower,


	FREDERICK BREWING CO.,
	as Facility User,


	and


	SIGNET BANK,
	as Lender




	______________________________

	LOAN AND FINANCING AGREEMENT
	______________________________


	$3,000,000
	Maryland Economic Development Corporation
	Taxable Economic Development Revenue Bond
	 (Blue II, LLC Facility)
	1996 Issue


	__________________________

	July 19, 1996
	__________________________

	TABLE OF CONTENTS


	ARTICLE I

	DEFINITIONS AND RULES
	OF CONSTRUCTION

SECTION PAGE

1.1.            Definitions - General . . . . . . . . . . . . . .2
1.2.            ERISA Terms . . . . . . . . . . . . . . . . . . .15
1.3.            Accounting Terms  . . . . . . . . . . . . . . . .16
1.4.            Rules of Construction . . . . . . . . . . . . . .16
1.5.            References to Bond Ineffective After
		Termination Date  . . . . . . . . . . . . . . . .16


	ARTICLE II

	THE BOND; REDEMPTION;
	SECURITY FOR THE BOND

2.1.            The Bond  . . . . . . . . . . . . . . . . . . . .   16
2.2.            Redemption of the Bond  . . . . . . . . . . . . .   16
2.3.            Partial Redemptions . . . . . . . . . . . . . . .   18
2.4.            Effect of Redemption of Bond  . . . . . . . . . .   19
2.5.            Negotiability, Registration and Transfer of
		Bond; Mutilated, Lost or Destroyed Bond . . . . .   19
2.6.            Limited Liability of the Issuer . . . . . . . . .   20
2.7.            Security for Bond; Assignment by the Issuer
		to the Lender . . . . . . . . . . . . . . . . . .   21
2.8.            Insurance Provided by the Authority . . . . . . .   22


	ARTICLE III

	THE LOAN; THE NOTE; SECURITY FOR THE LOAN

3.1.            The Loan; The Note  . . . . . . . . . . . . . . .   24
3.2.            Payments by Borrower Upon Redemption of
		the Bond  . . . . . . . . . . . . . . . . . . . .   24
3.3.            Guarantee of Loan. . . . . . . . . . . . . . . . .  24
3.4.            Security for the Loan . . . . . . . . . . . . . .   24
3.5.            Location of Security; Other Covenants
		Pertaining to Security  . . . . . . . . . . . . .   25
3.6.            Loss of Security  . . . . . . . . . . . . . . . .   25
3.7.            Filings . . . . . . . . . . . . . . . . . . . . .   25
3.8.            Consent of the Authority  . . . . . . . . . . . .   26

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES;
	FINDINGS BY THE ISSUER

4.1.            Representations and Warranties of the Issuer  . .   26
4.2.    Findings by the Issuer  . . . . . . . . . . . . .   26
4.3.    General Representations and Warranties of the
		Borrower  . . . . . . . . . . . . . . . . . . . .   26


	ARTICLE V

	COVENANTS

5.1.            Covenants of the Issuer . . . . . . . . . . . . .   29
5.2.            Affirmative Covenants of the Borrower . . . . . .   29
5.3.            Negative Covenants of the Borrower  . . . . . . .   33
5.4             Affirmative Covenants of the Facility User  . . .   35
5.5             Negative Covenants of the Facility User . . . . .   40

	ARTICLE VI

	APPLICATION OF LOAN PROCEEDS

6.1.            Application of Loan Proceeds; Advances  . . . . .   42
6.2.            Advances of Bond Proceeds . . . . . . . . . . . .   42
6.3.            Procedure for Making Advances of Bond Proceeds. .   44
6.4.            Conditions Precedent to Advances of
		Bond Proceeds . . . . . . . . . . . . . . . . . .   46
6.5.            Completion of the Facility  . . . . . . . . . . .   49
6.6.            Establishment of Completion Date  . . . . . . . .   51
6.7.            Financing Sign on Property; Publicity . . . . . .   51
6.8.            Action by Holder Through and Reliance
		Upon Others . . . . . . . . . . . . . . . . . . .   52
6.9.    Holder May Rely Upon Instruments. . . . . . . . .   52


	ARTICLE VII

	COVENANTS, AGREEMENTS, REPRESENTATIONS
	AND WARRANTIES WITH RESPECT TO THE
	PROPERTY AND THE FACILITY

7.1.            Possession, Ownership and Use of the
		Facility  . . . . . . . . . . . . . . . . . . . .   52
7.2.            Representations, Warranties and Covenants
		Pertaining to the Facility and the Property . . .   52
7.3.            No Warranty of Suitability by Issuer or Holder  .   55
7.4.            Alterations, Additions and Improvements . . . . .   55

7.5.            Transfer of Property; Other Liens; Assignment
		and Leasing . . . . . . . . . . . . . . . . . . .   56


	ARTICLE VIII

	PROPERTY TAXES; INSURANCE

8.l.            Property Taxes; Tax and Insurance Escrow. . . . .   58
8.2.            Insurance Required. . . . . . . . . . . . . . . .   59
8.3.            Specific Requirements With Respect to
		Insurance . . . . . . . . . . . . . . . . . . . .   61


	ARTICLE IX

	DAMAGE TO THE PROPERTY;
	APPLICATION OF NET PROCEEDS

9.l.            Damage to the Property  . . . . . . . . . . . . .   63
9.2.            Application of Net Proceeds . . . . . . . . . . .   63
9.3.            General Provisions  . . . . . . . . . . . . . . .   66


	ARTICLE X

	EVENTS OF DEFAULT; REMEDIES

10.1.   Events of Default Defined. . . . . . . . . . . . .  67
10.2.   Remedies on Default  . . . . . . . . . . . . . . .  70
10.3.   No Remedy Exclusive; Delays or Omissions;
		Waiver of Breach . . . . . . . . . . . . . . . . .  73
10.4.   Termination of Proceedings . . . . . . . . . . . .  73
10.5.   Application of Moneys  . . . . . . . . . . . . . .  74


	ARTICLE XI

	DURATION OF AGREEMENT; DEFEASANCE

11.1.   Duration of this Agreement . . . . . . . . . . .    74
11.2.   Defeasance and Discharge of Lien of
		the Holder . . . . . . . . . . . . . . . . . . .    74


	ARTICLE XII

	ADDITIONAL PAYMENTS

12.1.   Costs to be Paid by the Borrower; Issuer's Fee     75

12.2.   Reimbursement of Advances Made or Other Costs
		Incurred . . . . . . . . . . . . . . . . . . . .    75
12.3.   Interest on Additional Payments and
		Reimbursements . . . . . . . . . . . . . . . . .    75
12.4.   Indemnification. . . . . . . . . . . . . . . . .    76
12.5.   Surviving Rights . . . . . . . . . . . . . . . .    78
12.6.   Payments Due on Non-Business Days  . . . . . . .    78



	ARTICLE XIII

	MISCELLANEOUS

13.1.   Unconditional Obligations of Borrower. . . . . .    78
13.2.   Authorized Representatives . . . . . . . . . . .    79
13.3.   Consent to Jurisdiction; Service of Process. . .    80
13.4.   Further Assurances and Corrective Instruments. .    80
13.5.   Estoppel Certificate . . . . . . . . . . . . . .    80
13.6.   Prior Agreements Canceled  . . . . . . . . . . .    80
13.7.   Binding Effect . . . . . . . . . . . . . . . . .    81
13.8.   Dissolution of Issuer  . . . . . . . . . . . . .    81
13.9.   Illegality . . . . . . . . . . . . . . . . . . .    81
13.10.  Amendments, Changes and Modifications. . . . . .    81
13.11.  Execution of Counterparts. . . . . . . . . . . .    81
13.12.  Law Governing Construction of Agreement. . . . .    81
13.13.  Assignment . . . . . . . . . . . . . . . . . . .    82



______________________

EXHIBIT A - Form of Requisition
EXHIBIT B - Form of Completion Certificate
EXHIBIT C - Sources and Uses of Funds
EXHIBIT D - Schedule of Additional Equipment

	LOAN AND FINANCING AGREEMENT




	THIS LOAN AND FINANCING AGREEMENT is entered into July
19, 1996, by and among MARYLAND ECONOMIC DEVELOPMENT
CORPORATION, a body politic and corporate and a public instrumentality of the State of Maryland (the "Issuer"), BLUE II, LLC, a Maryland limited liability company (the "Borrower"), FREDERICK
BREWING CO., a Maryland corporation (the "Facility User"), and
SIGNET BANK, a Virginia banking corporation (the "Lender").


	RECITALS

	Pursuant to and in accordance with the Act (as hereinafter defined), the Issuer has determined to issue and sell to the Lender its Taxable Economic Development Revenue Bond (Blue II, LLC Facility), 1996
Issue, in the principal amount of $3,000,000 (the "Bond"), and loan the proceeds from the sale thereof to the Borrower, to assist the Borrower in financing the costs of the acquisition and improvement by the Borrower of a certain facility (the "Facility"), located within the geographical boundaries and jurisdiction of Frederick County, Maryland, and to be leased by the Borrower to the Facility User, all upon the terms and conditions of this Financing Agreement.

	Pursuant to and in accordance with the MIDFA Act (as hereinafter defined), the Authority, in its capacity as insurer under the MIDFA Act, is providing financial assistance (within the meaning of the MIDFA Act) by insuring, through its Bond Insurance Fund (hereinafter defined), a portion of the principal of and interest on the Bond.

	AGREEMENTS

	NOW, THEREFORE, in consideration of the premises, the respective representations, covenants and agreements hereinafter contained, and of the purchase and acceptance of the Bond by those who shall hold the same from time to time, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (provided, that in performance of the agreements of the Issuer herein contained, any obligation the Issuer, the Authority or the Department may thereby incur for the payment of money shall not constitute an indebtedness or a charge against the general credit or taxing powers of the Issuer or of any other public body, shall not create any pecuniary liability of the Issuer, the Authority (except in regard to the Authority Insurance Agreement), or of any other public body, and shall be payable solely from the sources herein provided):

	ARTICLE I

	DEFINITIONS

	SECTION 1.1. Definitions - General. Certain terms used in this Agreement and in certain of the other documents executed and delivered in connection herewith are defined in this Section 1.1. Such terms shall have the meanings given to them in this Section l.l, unless specifically provided otherwise or unless the context clearly indicates otherwise:

	"Accountant" means an Independent Person engaged in the accounting profession as a certified public accountant under the laws of the State, and qualified to pass upon those matters required by this Agreement and the other Documents to be passed upon by an Accountant.

	"Acquisition" or "acquisition" means, when used in regard to the Facility, and shall include, where applicable, and without limitation, the acquisition, construction, rehabilitation, remodeling, extension, equipping and permanent improvement of the Facility, and paying the necessary costs of preparing, printing and selling the Bonds, and such other costs as may be permitted by the Act and approved by the Lender and the Authority.

	"Acquisition Costs" means all costs of the acquisition of the Facility approved by the Lender and the Authority.

	"Act" means Article 83A, Title 5, Subtitle 2 of the Annotated Code of Maryland (1995 Replacement Volume), as amended, and all future laws supplemental thereto or amendatory thereof.

	"Act of Bankruptcy" means the filing of a petition in bankruptcy under the Bankruptcy Code or the commencement of a proceeding under any other applicable law concerning insolvency, reorganization or bankruptcy by or against the Borrower or the Issuer as debtor.

	"Additions" means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

	"Agent" means any official, officer, employee or agent.

	"Applicable Rate" means the applicable rate of interest payable by the Issuer under the Bond and by the Borrower under the Note from time to time.

	"Assignment of Leases" means the Assignment of Leases and Rents of even date herewith between the Issuer and the Lender, together with all Supplements thereto.

	"Assignment of Note" means the Assignment of Note of even date herewith from the Issuer to the Lender, pursuant to which the Issuer has assigned to the Lender, without recourse, the payments to be made by the Borrower under the Note (except for the Reserved Rights of the Issuer).

	"Associate Director" means the Associate Director of the Authority or such other person or office to which the principal functions of the Associate Director may be transferred.

	"Authority" means the Maryland Industrial Development Financing Authority, a body corporate and politic and a public instrumentality of the State created pursuant to the MIDFA Act, its successors and assigns.

	"Authority Insurance Agreement" means the Insurance Agreement of even date herewith by and between the Authority and the Lender, pursuant to which the Authority, through the Bond Insurance Fund, has provided financial assistance in connection with the acquisition of the Facility by insuring the payment of a portion of the principal of, and interest on the Bond.

	"Authority's Insurance Premium" shall mean the Authority's Insurance Premium as described in Section 5.2(m) hereof.

	"Authority's Subrogation Rights" means all of the Authority's rights of subrogation, as set forth in this Agreement and any of the other Documents and as may be otherwise available under law.

	"Authorized Authority Representative" means the Chairman, the Vice Chairman, the Executive Director or the Associate Director, or such other person or persons as may be designated to act on behalf of the Authority in accordance with the provisions of Section 13.2 of this Agreement.

	"Authorized Borrower Representative" means the Managing Member of the Borrower, or such other person or persons as may be designated to act on behalf of the Borrower in accordance with the provisions of
Section 13.2 of this Agreement.

	"Authorized Issuer Representative" means the Executive Director of the Issuer, or such other person or persons as may be designated to act on behalf of the Issuer in accordance with the provisions of Section 13.2 of this Agreement.

	"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., and all future acts supplemental thereto or amendatory thereof.

	"Bond" means the Issuer's Taxable Economic Development Revenue Bond (Blue II, LLC Facility), 1996 Issue, of even date herewith, issued and delivered on the Closing Date in the principal amount of $3,000,000, together with all Supplements thereto, which is a "bond" within the meaning of the Act.

	"Bond Counsel" means Miles & Stockbridge, a Professional
Corporation, Baltimore, Maryland, or any other Independent Counsel approved by the Holder and the Issuer and whose opinions are generally accepted in the field of municipal finance.

	"Bond Insurance Fund" means the continuing, nonlapsing, revolving fund of the Authority created pursuant to the MIDFA Act. The faith and credit of the State are not pledged to the Bond Insurance Fund.

	"Bond Registrar" means the Lender or such other person as may be approved by the Issuer to maintain registration books for the registration and transfer of the Bond.

	"Borrower" means Blue II, LLC, a Maryland limited liability company, its successors and assigns.

	"Borrower's Account" has the meaning given to that term in Section
5.2(q) hereof.

	"Borrower's Architect" means DNC Architects, Inc., a Maryland corporation, its successors and assigns, or such other person as may be engaged by the Borrower and approved by the Lender to prepare the Plans and Specifications.

	"Borrower's Engineer" means Harris, Smariga & Associates, Inc., a Maryland corporation, its successors and assigns, or such other person as may be engaged by the Borrower and approved by the Lender.

	"Borrower's Obligations" means the obligations of the Borrower under this Agreement, the Note and the other Documents to (a) pay the principal of and interest on the Note, when and as the same shall become due and payable (whether at the stated maturity thereof, on any installment payment date, by acceleration of maturity, after notice of redemption or otherwise), (b) pay all other payments required by this Agreement, the Note, and the other Documents to be paid by the Borrower to the Issuer, to the Authority, to the Lender, or to others, when and as the same shall become due and payable, and (c) timely perform, observe and comply with all of the terms, covenants, conditions, stipulations, and agreements, express or implied, which the Borrower is required by this Agreement, the Note, and any of the other Documents, to perform or observe.

	"Bridge Loan" means the short-term loan made by the Lender to the Facility User on the date hereof, in the principal amount of Nine Hundred Sixty-Nine Thousand Dollars ($969,000), to provide short-term financing for certain equipment to be purchased by the Facility User for use in the Facility, after disbursement of the proceeds of the Facility User's Bond.

	"Building" means the 50,000 square foot (approximate), warehouse/manufacturing building to be constructed on the Land by the Borrower in accordance with the Plans and Specifications.

	"Business Day" or "business day" means a day other than a Saturday, Sunday or legal holiday in the State, and observed as such by the Holder.

	"Carroll Street Facility" means the building currently occupied by the Facility User located at 103 S. Carroll Street in Frederick County, Maryland.

	"Chairman" means the Chairman of the Authority or such other person or office to which the principal functions of the Chairman may be transferred.

	"Claim" means any liability, suit, action, claim, demand, loss, expense or cost of any kind or nature whatsoever.

	"Closing Date" means the date of this Agreement, which is the date of issue and delivery of the Bond.

	"Collateral Assignment" means the Collateral Assignment of Project Documents of even date herewith, executed and delivered by the Borrower to the Issuer and its assigns, including the Lender, together with all Supplements thereto.

	"Completion Certificate" means the certificate to be delivered by the Borrower to the Authority and the Lender pursuant to Section 6.6 hereof, in substantially the form attached hereto as Exhibit B and made a part hereof, and signed by the Authorized Borrower Representative, by the General Contractor, the Borrower's Architect, the Borrower's
Engineer and by the Lender's Inspector.

	"Completion Date" means the date of completion of the acquisition of the Facility, as that date is certified as provided in Section 6.6 of this Agreement.

	"Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, by any governmental body or by any person acting under governmental authority.

	"Connection Fee Agreement" means the Connection Fee Agreement and Mortgage executed or to be executed by the Borrower in favor of the Board of County Commissioners of Frederick County, Maryland and consented to by the Lender.

	"Construction Contract" means the Construction Contract dated July 10, 1996, between the Borrower and the General Contractor.

	"Construction Documents" means the Construction Contract and all exhibits thereto and drawings and documents referred therein.

	"Construction Period" means the period from the Closing Date to January 2, 1997.

	"County" means Frederick County, Maryland, the county within which the Facility is to be located.

	"Damage" means (a) any damage, destruction or other injury (in whole or in part) by fire or other casualty, and (b) any Condemnation. "Damaged" means (a) damaged, destroyed or injured (in whole or in part) by fire or other casualty, or (b) taken by Condemnation.

	"Deed of Trust" means the Deed of Trust of even date herewith between the Borrower and the Individual Trustees, covering the Property, or that portion of the Property described therein, together with all Supplements thereto.

	"Department" means the Department of Business and Economic Development of the State, a principal department of the government of the State.

	"Direct Costs of Construction" means the direct costs of the construction of the Building, as set forth in the Construction Contract.

	"Documents" means and includes (without limitation) the Bond, this Agreement, the Note, the Assignment of Note, the Deed of Trust, the Authority Insurance Agreement, the Assignment of Leases, the Collateral Assignment, the Guaranty, the Facility Lease, the Guaranty Letter of Credit, and any and all other documents which the Issuer, the Authority, the Facility User or any other party or parties or their representatives, have executed and delivered, or may hereafter execute and deliver, to evidence or secure the Issuer's Obligations, the Borrower's Obligations or any part thereof, or in connection therewith, together with all Supplements thereto.

	"Encumbrance" means any mortgage, pledge, lien, security interest, charge or other encumbrance.

	"Environmental Laws" shall have the meaning given to that term in the Deed of Trust.

	"Equipment Collateral" means all building materials, fixtures, machinery, equipment and tangible personal property of every kind and nature whatsoever, now or hereafter located or contained in or upon or attached to, the Land or the Improvements or any part thereof, and used or usable in connection with any present or future use or operations of the Land or the Improvements or any part thereof, whether now owned or hereafter acquired by the Borrower, together with all Additions thereto and all Proceeds thereof.

	"ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

	"Event of Default" means (a) with respect to this Agreement, those events of default specified in Section 10.1 hereof; (b) when used with respect to the Deed of Trust, those events of default specified in Section
5.1 thereof; and (c) when used with respect to any of the other
Documents, any "event of default" specified therein, or if none is specified, any failure of any party thereto to comply with any of the terms thereof, after the expiration of any applicable cure or grace periods set forth therein.

	"Executive Director" means the Executive Director of the Authority or such person or office to which the principal functions of the Executive Director may be transferred.

	"Executive Order" means the Executive Order of even date herewith executed by the Chairman, approving the form of the Bond and other details in connection with the Bond and the Loan, as authorized by the Revenue Bond Act.

	"Facility" means the Land and the Building, a "project" within the meaning of the Act.

	"Facility Lease" means the Lease Agreement and Option to
Purchase of even date herewith, by and between the Borrower, as landlord and the Facility User, as lessee, covering the Project, together with all Supplements thereto.

	"Facility User" means Frederick Brewing Co., a Maryland corporation, the lessee under the Lease, its successors and permitted assigns.

	"Facility User's Bond" means the Maryland Economic Development Corporation Taxable Economic Development Revenue Bond (Frederick
Brewing Co. Facility), 1996 Issue, in the principal amount of $1,500,000, issued or to be issued on or before the date hereof by the Issuer for the benefit of the Facility User.

	"Financial Assistance" or "financial assistance" means financial assistance within the meaning of the MIDFA Act.

	"Financing Agreement" or "Agreement" means this Loan and Financing Agreement by and among the Issuer, the Borrower, the Facility
User and the Lender, together with all Supplements hereto.
	"Force Majeure" means and includes, without limitation, the following: acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Borrower, it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to it.

	"Full Insurable Value" means such value as shall be determined from time to time at the request of the Borrower or the Holder or the Authority (but not more frequently than once every 24 months) by one of the insurers selected by the Borrower and approved by the Holder and the Authority.

	"General Contractor" means Morgan-Keller, Inc., a Maryland corporation, and its successors.

	"Grantor" means the Borrower, as grantor under the Deed of Trust.

	"Gross Negligence" means gross negligence or willful misconduct.

	"Guarantor Letter of Credit" means the Guarantor Letter of Credit of even date issued in the stated amount of $600,000 by Frederick County National Bank in favor of the Lender, as security for the Guaranty, together with all Supplements thereto.

	"Guarantors" means Edward D. Scott, Robert Schuerholz, Nicholas
P. Foris, and Vishnampet S. Jayanthimath, and their respective heirs and personal and legal representatives.

	"Guaranty" means the Guaranty of even date herewith, executed and delivered by the Guarantors in favor of the Issuer and its assigns (including the Lender), and together with all Supplements thereto.

	"Holder" means the Lender and any other registered owner from time to time of the Bond, their successors and registered assigns.

	"Improvements" shall have the meaning given to that term in the Deed of Trust.

	"Independent Architect" means an Independent Person registered and qualified to practice the profession of architecture under the laws of the State.

	"Independent Counsel" means an Independent Person duly admitted to practice law before the highest court of the State.

	"Independent Engineer" means an Independent Person registered and qualified to practice the profession of engineering under the laws of the State.

	"Independent Person" means a person designated by the Borrower, approved by the Holder and the Authority, and not an employee of the Issuer or the Borrower.

	"Individual Trustees" means the individual trustees acting as trustees under the Deed of Trust, or their successors in trust who may be acting under and pursuant to the Deed of Trust from time to time.

	"Issuer" means Maryland Economic Development Corporation, a body politic and corporate and a public instrumentality of the State of Maryland.

	"Issuer's Fee" means the annual fee payable in advance by the Borrower to the Issuer equal to 1/8 of 1% of the outstanding principal balance of the Bond.

	"Issuer's Obligations" means the obligations of the Issuer under the Bond, this Agreement and the other Documents, to (a) pay the principal of, premium (if any) and interest (at the Applicable Rate) on the Bond, when and as the same shall become due and payable (whether at the stated maturity thereof, on any installment payment date, by acceleration of maturity, after notice of redemption or otherwise), (b) pay all other payments (if any) required by the Bond, this Agreement and the other Documents to be paid by the Issuer to the Holder, or to others, when and as the same shall become due and payable, and (c) timely perform, observe and comply with all of the terms, covenants, conditions, stipulations and agreements, express or implied, which the Issuer is required by the Bond, this Agreement or any of the other Documents, to perform and observe; provided, however, that the Issuer's Obligations do not include any obligation to incur any pecuniary liability or any obligation to make any payment from the Bond Insurance Fund or any other funds other than from moneys paid to it by the Borrower or as proceeds of any Security.

	"Land" means that parcel of land identified as "Lot 13", Wedgewood Business Park, on Wedgewood Boulevard, Buckeystown, Election District #1, Frederick County, Maryland, consisting of approximately 5.6 acres, together with the Building and any and all improvements thereon.

	"Laws" or "laws" means federal, state and local laws, rules, and regulations, and orders of any court or other governmental authority having jurisdiction.

	"Leases" means any and all leases and subleases which may have been heretofore executed or which may be hereafter executed in connection with, or for, the use and occupancy of the Property (or any part thereof), together with all Supplements thereto including, without limitation, the Facility Lease.

	"Lender" means Signet Bank, a Virginia banking corporation, and its successors.

	"Lender's Inspector" means Whitney, Bailey, Cox & Magnani or such other person as may be approved by the Lender for the purpose of inspecting the progress of construction of the Building.

	"Loan" means the loan in the principal amount of $3,000,000, made by the Issuer to the Borrower on the Closing Date from the proceeds of the Bond, as evidenced by the Note and described in this Agreement and secured, inter alia, by this Agreement, the Deed of Trust, and the other Documents.

	"Loan Term" means the period beginning on the Closing Date and continuing until the Termination Date.

	"MIDFA Act" means the Maryland Industrial Development
Financing Authority Act, and all future acts supplemental thereto or amendatory thereof.

	"MIDFA Resolution" means the resolution adopted by the Authority November 30, 1995, as amended on December 21, 1995 and further amended on February 22, 1996.

	"Net Proceeds", when used with respect to any condemnation awards or insurance proceeds allocable to the Property, means the gross proceeds from Condemnation or insurance received by reason of any Damage remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.
	"Note" means the Promissory Note of even date herewith made by the Borrower payable to the Issuer in the amount of the Loan, together with all Supplements thereto.

	"Notice" means a written communication given by delivery or by certified mail, postage prepaid, return receipt requested, addressed to the person to whom such communication is to be given, at the following addresses:

	Authority:      Maryland Industrial Development Financing Authority
					217 East Redwood Street
					Baltimore, Maryland  21202
					Attention:  Executive Director

	Borrower:                       Blue II, LLC
					117 West Patrick Street
					Frederick, Maryland  21701
					Attention:  Managing Member

	Facility User:          Frederick Brewing Co.
					103 S. Carroll Street
					Frederick, Maryland  21701
					Attention:  Chief Executive Officer

					after the Completion Date:

					Frederick Brewing Co.
					4607 Wedgewood Boulevard
					Buckeystown, Maryland 21703
					Attention:  Chief Executive Officer

Issuer:                                 Maryland Economic Development
					Corporation
					36 South Charles Street
					Suite 1911
					Baltimore, Maryland  21201
					Attention:  Executive Director

Lender:                                 Signet Bank
					Seven Saint Paul Street
					Baltimore, Maryland  21202
					Attention:  Mark A. Cunningham


   Individual Trustees: H. Victor Rieger, Jr. and
   Jeannette G. Miller, Trustees
   c/o Signet Bank
					Seven Saint Paul Street
					Baltimore, Maryland  21202


	Holder: THE LENDER AT ITS ADDRESS SET FORTH ABOVE OR TO SUCH OTHER HOLDER WHOSE NAME APPEARS ON THE REGISTRATION BOOKS OF THE BOND REGISTRAR AT THE ADDRESS DESIGNATED THEREIN.


	A duplicate copy of each communication given hereunder by any person listed above to another shall also be given to the Holder and to the Authority; provided, however, that any failure to give a duplicate copy of any such communication shall not invalidate any Notice given hereunder. Any of the persons listed above may, by notice given hereunder, designate any further or different addresses to which subsequent Notices, certificates or other communications shall be sent.

	"Outstanding" or "outstanding" means with respect to the Bond, the period beginning on the Closing Date and continuing until all principal of, premium (if any) and interest on the Bond have been paid in full.

	"Permitted Encumbrances" means as of any particular time, (a) the Encumbrances set forth in the Commitment for Title Insurance Case No. 73907.001, dated June 4, 1996, as updated to the Closing Date, issued by Lawyers Title Insurance Corporation with respect to the Land and the Building, (b) the Deed of Trust, (c) any Leases, so long as the same are subject and subordinate to the Deed of Trust and all of the other Documents and are permitted under Section 7.5 hereof, (d) utility, access and other restrictions and exceptions which, in the opinion of the Holder and the Authority, will not interfere with or impair the operations being conducted, or contemplated to be conducted, in the Building (or, if no operations are being conducted therein, the operations for which the Building was designed or last modified), (e) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to properties similar in character to the Property and as do not, in the opinion of the Holder and the Authority, materially impair the value of the Property or the ability to utilize the Property for the purposes for which it was acquired or is held by the Borrower, (f) liens for Property Taxes not delinquent or being contested in good faith and by appropriate proceedings, and (g) the Connection Fee Agreement.

	"Permitted Use" means use of the Facility by the Borrower as a warehouse and manufacturing facility to be leased to the Facility User and used by the Facility User in its business as a brewing company, or such other use or uses as may be approved by the Holder and the Issuer and permitted by the Act.

	"Person" or "person" means any natural person, firm, association, partnership, corporation, limited liability company, trust, public body or other entity.

	"Plans and Specifications" means the final plans and specifications in accordance with which the Building is to be constructed, and which have been prepared by the Borrower's Architect and approved in writing by the General Contractor and the Borrower and delivered to the Lender on or before the Closing Date.

	"Pledged Receipts" means: (a) scheduled payments of principal of and interest on the Note, (b) Net Proceeds, (c) Receipts Requiring Mandatory Redemption, and (d) any other payments required or provided for by the Documents and paid to the Issuer and its assigns from any source, including both timely and delinquent payments with late charges.

	"Proceeds" or "proceeds" means, when used with respect to any of the Security, all proceeds within the meaning of the Maryland Uniform Commercial Code and shall include the proceeds of any and all insurance policies.

	"Projected Completion Date" means January 2, 1997, or such later date as may be approved in writing by the Holder and the Authority or as may be extended by reason of Force Majeure pursuant to Section 6.5(a) of this Financing Agreement.

	"Property" means the Land, the Building, the Equipment Collateral, all other items and property described in the granting clauses of the Deed of Trust, and all Additions to all of the foregoing.

	"Property Taxes" means all taxes, payments in lieu of taxes, water rents, sewer rents, ground rents, assessments and other governmental or municipal or public or private dues, charges and levies and any liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof or any of the other Security, or upon any Leases, or upon the rents, issues, income or profits thereof, whether any or all of the aforementioned be levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

	"Receipts Requiring Mandatory Redemption" means amounts received by the Borrower, by the Holder or by any other person from any of the following sources:

(a) all amounts received by the Borrower from the proceeds of any sale of the Facility (or any portion thereof) or the Property (or any portion thereof), (including any profit realized by the Borrower) and required by any of the Documents to be applied to the redemption of the Bond,

(b) any unadvanced portion of the Bond proceeds remaining after the Completion Date and final advance of Bond proceeds are required to be applied to the redemption of the Bond pursuant to Section 6.2(b),

(c) any amounts received by the Borrower from any recoveries from any contractors, as provided in Section 6.5(e) hereof,

(d) any Net Proceeds received as a result of any Damage to the Property and required by the Holder to be applied to the redemption of the Bond, as provided in the Deed of Trust,

(e) any other amount or amounts received from any source and required by the Documents or by the Holder to be applied to the redemption of the Bond.

	"Reimbursement Rate" means the fluctuating rate of interest which is at all times equal to the Applicable Rate plus 2% per annum.

	"Reimbursement Rights" means (a) the rights of the Holder and the Issuer to receive reimbursement and indemnification pursuant to the Documents, (b) the Authority's Subrogation Rights, and (c) all enforcement remedies with respect to the foregoing.

	"Rents" means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of all or any portion thereof, or from any lease or other agreement pertaining thereto.

	"Requisition" means the form attached hereto as Exhibit A, submitted by the Borrower under this Agreement for advance of Bond proceeds.

	"Reserved Rights of the Issuer" means (a) Reimbursement Rights of the Issuer; (b) the right to receive Notices and to make any determination and to grant any approval or consent to anything in the Documents requiring the determination, consent or approval of the Issuer; (c) all rights of the Issuer set forth in the Documents regarding the use of Bond proceeds and the Facility; (d) any and all rights, remedies and limitations of liability of the Issuer set forth in the Documents regarding (l) the negotiability, registration and transfer of the Bond, (2) the loss or destruction of the Bond, (3) the limited liability of the Issuer as provided in the Act and in the Documents, (4) the maintenance of insurance by the Borrower, (5) no liability of the Issuer to third parties, and (6) no warranties of suitability or merchantability by the Issuer;

and (e) all
rights of the Issuer in connection with any amendment to or modification of the Documents.

	"Resolution" means the resolution adopted by the Board of Directors of the Issuer on March 18, 1996.

	"Security" means all of the security for the Borrower's Obligations described in Section 3.4 hereof, in the Deed of Trust, and in all of the other Documents, together with all Proceeds thereof and Additions thereto.

	"State" means the State of Maryland.

	"Subsidiary" means any present or future corporation at least a majority of whose outstanding Voting Stock shall at the time be owned by the Borrower or the Facility User; or by one or more Subsidiaries of the Borrower or the Facility User; or by the Borrower or the Facility User and one or more of its respective Subsidiaries.

	"Supplements" means any and all extensions, renewals, modifications, amendments, supplements and substitutions.

	"Surviving Rights" means the Reimbursement Rights, which shall survive any transfer or payment of the Bond, in full or in part, and, if so indicated in this Agreement, which shall also survive the termination of this Agreement.

	"Taxes" means all taxes, assessments and governmental charges or levies imposed upon the applicable person or on its income or its properties, including, without limitation, all Property Taxes.

	"Termination Date" means the date when the principal of, premium (if any) and interest on the Bond and the Note are paid in full and all of the Borrower's Obligations and the Issuer's Obligations are fully and irrevocably satisfied.

	"Title Company" means Lawyers Title Insurance Corporation, and its successors, or any other title insurance company issuing the Title Policy and approved by the Lender and the Authority.

	"Title Policy" means the title policy covering the Land and the Improvements issued by the Title Company pursuant to Title Commitment
No. 73907.001 dated June 4, 1996, as updated to the Closing Date, and any other title policy issued with the consent of the Lender, in its sole discretion, with the approval of the Authority.

	"Transaction" or "transaction" means the financing of the acquisition of the Facility, as described in this Agreement and the other Documents, a transaction within the meaning of the MIDFA Act. "Parties to this transaction" or "parties to this transaction" means the Issuer, the Borrower, the Facility User, the Authority and the Holder.

	"Vice Chairman" means the Vice Chairman of the Authority or such other person or office to which the principal functions of the Vice Chairman may be transferred.

	"Voting Stock" means the shares of any class of capital stock of a corporation or any membership interests of a limited liability company having ordinary voting power to elect the directors, managers or trustees thereof (irrespective of whether or not at the time stock of any class or classes of such corporation or such membership interests in the case of a limited liability company shall have or might have voting power by reason of the happening of any contingencies).

	SECTION 1.2. ERISA Terms. Certain terms used in this Agree-ment and in the other Documents are defined in ERISA. When and if used in this Agreement and in the other Documents, such terms shall have the meanings given them in ERISA. Specifically, the following terms shall have the following meanings:

	"Accumulated Funding Deficiency" means an "accumulated funding deficiency" as defined in Section 302 of ERISA or Section 412(a) of the Code.

	"Commonly Controlled Entity" means any Subsidiary or any other trade or business (whether or not incorporated) which is under "common control" (as defined in the Code) and of which the Borrower, or any of its Subsidiaries, is a part.

	"Multiemployer Plan" means a multiemployer plan (as defined in ERISA) to which the Borrower or any Commonly Controlled Entity, as appropriate, has or had an obligation to contribute.

	"Plan" means any pension, profit sharing, savings, stock bonus or other deferred compensation plan which is subject to the requirements of ERISA, together with any related trusts.

	"Prohibited Transaction" means a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code.

	"Reportable Event" means a "reportable event" as defined by Title
IV of ERISA.

	SECTION 1.3. Accounting Terms. Unless specifically provided otherwise, all accounting terms shall have the definitions given them in accordance with generally accepted accounting principles ("GAAP") as applied to the applicable person and its Subsidiaries, if any, on a consistent basis by its accountants in the preparation of its annual financial statements, and unless otherwise indicated, all accounting terms and covenants shall be applied on a consolidated basis. The parties hereto understand and acknowledge that the financial covenants contained in Section 5.4 hereof (the "Financial Covenants") were structured using GAAP as in effect on the Closing Date. If GAAP changes to such an extent that the Financial Covenants no longer measure what was intended to be measured using GAAP as in effect on the Closing Date as determined by the Lender and the Authority in their sole and absolute discretion, the parties hereto agree to enter into an amendment to this Financing Agreement to restructure the Financial Covenants in form and substance satisfactory to the Lender and the Authority.

	SECTION 1.4. Rules of Construction. Unless otherwise indicated, all terms used in each of the other Documents shall have the meanings given them in this Financing Agreement.

	As used in each of the Documents, the words "hereof", "herein", "hereunder", "hereto", "Agreement", and other words of similar import refer to each Document in its entirety.

	The terms "agree" and "agreements" are intended to include and mean "covenant" and "covenants".

	The headings of each Document are for convenience only and shall not define or limit the provisions thereof.

	All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

	Any reference to particular sections or subsections of the Code and applicable Income Tax Regulations shall include any successor provisions of law or regulations, to the extent the same shall apply to the Bond.

	SECTION 1.5. References to Bond and Note Ineffective After Termination Date. On the Termination Date, all references in this Agreement to the Bond and the Note shall be ineffective, and neither the Issuer nor the Holder nor the Lender shall thereafter have any rights hereunder, except with respect to any Surviving Rights, as applicable.


	ARTICLE II

	THE BOND; REDEMPTION; SECURITY FOR THE BOND

	SECTION 2.1. The Bond. Simultaneously with the execution and delivery of this Agreement, the Issuer has issued, and the Lender has purchased, the Bond. The Bond bears interest and is payable as provided therein.

	SECTION 2.2. Redemption of the Bond. The Bond is subject to redemption prior to maturity as follows:

(a)     Optional Redemption of Bond Prior to Maturity From
Prepayments By the Borrower. At any time after, but not before, the Completion Date, the Bond is subject to redemption at the option of the Issuer, in whole at any time or in part on any interest payment date, but only upon direction of the Borrower, from moneys made available by the Borrower for such purpose, at a redemption price equal to the principal amount of the Bond to be redeemed, together with unpaid interest on the principal of the Bond to be redeemed accrued to the date fixed for redemption, without payment of premium or penalty therefor.

	Any partial optional redemption pursuant to this Section shall be made in multiples of $25,000 and shall be applied to the principal installments to be redeemed in the inverse order of the installment payment dates under the Bond.

	In the event the Bond is called for redemption, in whole or in part, pursuant to the provisions of this subsection (a), the Borrower shall give Notice thereof to the Holder, in the name of the Issuer, at least 30 days prior to the date fixed for redemption, which Notice shall specify the anticipated redemption date and the principal amount of the Bond to be redeemed. On a date no later than the date fixed for redemption in such Notice, the Borrower shall pay to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for the redemption of the Bond, to redeem the Bond at the redemption price set forth above.

(b)     Special Mandatory Redemption from Certain Receipts.
The Bond is subject to special mandatory redemption, in whole or in part, from any and all Receipts Requiring Mandatory Redemption, at a redemption price equal to the principal amount to be redeemed, together with all unpaid interest on the principal of the Bond to be redeemed accrued to the date fixed for redemption. The Holder shall apply such moneys to the redemption of the Bond promptly upon the receipt thereof, without premium or penalty, and regardless of amount. Prior to any such redemption, the Holder shall give Notice thereof to the Borrower, specifying the date fixed for such redemption and the principal amount to be redeemed. On a date no later than the date fixed for redemption in such Notice, the Borrower shall pay to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for the redemption of the Bond, to redeem the Bond at the redemption price set forth above.

(c)     Mandatory Redemption at Option of the Holder.  The
Bond is subject to mandatory redemption, in the sole and absolute discretion of the Holder, in whole but not in part, at a redemption price equal to the unpaid principal amount thereof, together with all unpaid interest on the Bond accrued to the date fixed for redemption, without payment of premium or penalty on the fifth anniversary of the Closing Date.

	In the event that the Holder determines that the Bond is to be redeemed during the period pursuant to the provisions of this subsection
(c), the Holder shall give Notice of such determination to the Borrower, the Issuer and the Authority at least 120 days prior to the date fixed for redemption, which Notice shall specify the unpaid principal amount of the Bond, the redemption date, the redemption price (computed as of the date fixed for redemption), the place or places where amounts due upon such redemption will be payable, and the amount of any other of the Borrower's Obligations then payable to the Holder.

	On the date fixed for redemption in such Notice, the Borrower shall pay to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for the redemption of the Bond, to redeem the Bond at the redemption price set forth above.

	Notwithstanding the foregoing provisions of this subsection (c), in the event that:

(i) the Borrower obtains another purchaser for the Bond and obtains the approval of the Authority for the purchase of the bond by such purchaser,

(ii) the Borrower gives Notice to the Holder and the Authority, at least 30 days prior to the date fixed for mandatory redemption, of its intention to have the Bond transferred by the Holder to such other purchaser,

(iii) such purchaser purchases the Bond from the Holder, at least two days prior to the date fixed for mandatory redemption, at a purchase price at least equal to the redemption price set forth above,

(iv) all of the Borrower's Obligations due and payable as of such date of purchase have been satisfied,

(v) the Borrower has paid any and all expenses of the Issuer and the previous Holder arising out of such transfer,

(vi)    the transfer is without recourse to the
previous Holder, and

(vii)   either the purchaser of the Bond or the
Borrower provides the previous Holder with an opinion of counsel satisfactory to the previous Holder that such sale will not require registration of the Bond under the securities laws of the United States of America or any relevant state, the Holder shall sell the Bond to such purchaser, and the Bond shall not be redeemed as provided in this subsection (c).

	SECTION 2.3. Partial Redemptions. Any partial redemption made pursuant to Section 2.2(a) or 2.2(b) above shall be applied to the principal to be redeemed in the inverse order of the installment payment dates under the Bond, except for any partial redemption pursuant to
Section 2.2(b) from unadvanced proceeds of the Bond that are not needed to pay Acquisition Costs and are applied to the redemption of the Bond in accordance with Section 2.2(b), which unadvanced proceeds shall be deemed to be a redemption of the Bond and the remaining principal installments on the Bond shall be reduced pro rata in the ratio that the amount of unadvanced proceeds bears to the outstanding and unpaid principal of the Bond. The amount of any partial redemption, and the date on which the same is actually made, shall be noted by the Holder on Schedule B attached to the Bond and made a part thereof; but the failure to so note any partial redemption shall not affect the validity of any payment actually received by the Holder.

	SECTION 2.4. Effect of Redemption of Bond. In the event the Bond (or any portion thereof) is called for redemption pursuant to
Section 2.2 above, the Bond (or portion thereof) so called for redemption, and which is actually redeemed, shall cease to bear interest on the specified redemption date, shall no longer be protected by this Agreement, and shall not be deemed to be outstanding under the provisions of this Agreement, and all rights of the Holder with respect thereto (except Surviving Rights) shall cease.

	SECTION 2.5.  Negotiability, Registration and Transfer of
Bond; Mutilated, Lost or Destroyed Bond. The Bond shall be negotiable, subject to the provisions for registration and transfer contained in this Agreement and in the Bond, and shall be registered as to both principal and interest. So long as the Bond remains outstanding, the Issuer shall cause to be maintained, at the office of the Bond Registrar, registration books for the registration (including the name and address of the registered Holder) and transfer of the Bond. The Bond shall be transferable only upon the registration books maintained by the Bond Registrar, which transfer shall be similarly noted on the registration table attached to the Bond as Schedule C. At the written request of the Holder or its attorney or officer duly authorized in writing, and upon presentation of the Bond for transfer, together with a written instrument of transfer satisfactory to the Bond Registrar duly executed by such Holder or attorney or officer and duly authorized in writing, the Bond Registrar shall cause the Bond to be transferred on the registration books, and the Bond Registrar shall note such transfer on the registration table attached to the Bond. Any Surviving Rights of the Holder shall survive any transfer of the Bond.

	If the Bond is transferred, the person acting as Bond Registrar prior to such transfer will continue to serve and act as Bond Registrar until a successor Bond Registrar has been appointed by the Issuer and has accepted the duties and responsibilities of Bond Registrar.

	The Issuer, the Borrower, and the other parties to this transaction may deem and treat the person in whose name the Bond is registered upon the registration books as the absolute owner of the Bond, whether the Bond is overdue or not, for the purpose of receiving payment of, or on account of, the principal of and premium, if any, and interest on the Bond and for all other purposes, and all such payments so made to any such registered Holder or upon its order shall be valid and effectual to satisfy and discharge the liability upon the Bond to the extent of the sum or sums so paid, and neither the Issuer nor the Borrower nor any other party to this transaction or any other person shall be affected by any notice to the contrary.

	In the event the Bond is mutilated, lost, stolen or destroyed, the Issuer may execute a new Bond of like date, maturity, interest rate and denomination as that of the Bond mutilated, lost, stolen or destroyed; provided that, in case the Bond is mutilated, such mutilated Bond shall first be surrendered to the Issuer and canceled, and in the case the Bond is lost, stolen or destroyed, there shall be first furnished to the Issuer evidence of such loss, theft or destruction satisfactory to the Issuer, together with indemnity satisfactory to the Issuer. The Issuer may charge the Holder the fees and expenses of the Issuer, if any, in connection with the foregoing.

	SECTION 2.6.  Limited Liability of the Issuer.

	The provisions of this Section, the Bond and the interest on it are limited obligations of the Issuer, the principal of, premium, if any, and interest on which are payable solely from the Pledged Receipts and any other moneys made available to the Issuer for such purpose. Neither the Bond nor the interest thereon shall ever constitute an indebtedness or a charge against the general credit or taxing powers of the State, the Department, the Authority, the Issuer, or any public body or other public instrumentality within the meaning of any constitutional or charter provision or statutory limitation, and neither shall ever constitute or give rise to any pecuniary liability of the State, the Department, the Issuer, the Authority (except in regard to the Authority Insurance Agreement), or any public body or other public instrumentality. The Bond does not constitute an indebtedness to which the faith and credit of the State, the Department, the Authority, the Issuer or any public body or other public instrumentality is pledged.

	No covenant or agreement contained in the Bond or in any of the other Documents shall be deemed to be the covenant or agreement of any Agent of the Issuer in his or her individual capacity.

	It is recognized that no Holder shall have a Claim against the Issuer for damages suffered by such Holder as a result of the failure of the Issuer, while acting in good faith, to perform any covenant, undertaking or obligation under this Financing Agreement, the Bond or any of the other Documents, nor as a result of the incorrectness of any representation made in good faith by the Issuer in the Documents.
Although this Financing Agreement recognizes that the Documents shall not give rise to any pecuniary liability of the Issuer, nothing contained in this Financing Agreement shall be construed to preclude in any way any action or proceeding (other than that element of any action or proceeding involving a Claim for monetary damages against the Issuer) in any court or before any governmental body, agency or instrumentality or otherwise against the Issuer or any of its Agents to enforce the provisions of any of the Documents.

	No covenant or agreement contained in the Bond or in any of the other Documents shall be deemed to be the covenant or agreement of any Agent of the Issuer in his or her individual capacity, and, as provided in the MIDFA Act, neither the members of the Authority nor any Agent of the Authority executing the Bond or any of the other Documents entered into by the Authority, nor any Agent of the Department or the State, shall be liable personally on the Bond or subject to any personal liability or accountability by reason of the issuance, execution, or delivery thereof.

	Notwithstanding any provision of any of the Documents, neither the Borrower nor the Holder nor any other person shall have any Claim against the Issuer or any of its Agents for damages suffered as a result of the Issuer's failure to perform in any respect any covenant, undertaking or obligation under the Bond or any of the other Documents nor as a result of the incorrectness of any representation in or any omission from any of the Documents.

	SECTION 2.7. Security for the Bond; Assignment by the Issuer to the Lender. In order to secure the payment of the principal of, premium (if any) and interest on the Bond according to its tenor and effect, the performance and observance by the Issuer of all of the covenants expressed or implied herein and in the Bond, and the payment and performance of all other of the Issuer's Obligations, the Issuer has executed and delivered the Assignment of Note, and does hereby grant, bargain, sell, convey, pledge and assign, without recourse, to the Lender, and grants to the Lender and its assigns a continuing security interest in, the following:

(a) All of the Issuer's right, title and interest in and to and remedies under all of the Documents, including, without limitation, this Agreement, the Note, the Deed of Trust, the Assignment of Leases, the Collateral Assignments, the Guaranty, the Guaranty Letter of Credit and any and all Security referred to in all of the foregoing Documents.

(b)     The Pledged Receipts.

(c) All right, title and interest in and to and remedies with respect to any and all other property of every description and nature from time to time hereafter by delivery or by writing of any kind conveyed, pledged, assigned or transferred, as and for additional security for the Issuer's Obligations, by the Issuer or by anyone on its behalf or with its written consent, to the Lender, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

	PROVIDED, HOWEVER, that there shall be excluded from the assignment set forth above all Reserved Rights of the Issuer.

	With respect to such Security and the security interest granted therein, the Lender and any other Holder shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial
Code.

	SECTION 2.8. Insurance Provided By the Authority. In addition to the security for the Bond described in Section 2.7 above, the Authority is providing financial assistance by insuring, through the Bond Insurance Fund, the repayment of a portion of the principal of and interest on the Bond, pursuant to the Authority Insurance Agreement. In recognition of the interests of the Authority as an insurer, the parties to this Agreement hereby agree that, in addition to the rights and remedies of the Authority set forth in the Insurance Agreement and in the other Documents, the Authority has certain rights and remedies in connection with this transaction, as follows:

(a)     Notices to the Authority; Consents.  Each of the
Borrower, the Facility User and the Lender (on behalf of itself and each other Holder of the Bond) agrees:

(i) to provide the Authority with copies of all financial statements, certifications, evidence of insurance coverage, and any other information or documentation required by the Documents to be given to the Holder or the Authority by such Person, and to give the Authority Notice of any occurrences or circumstances requiring Notice to be given to the Holder or to the Authority by such Person, as provided in this Agreement and in the other Documents,

(ii)    to obtain the consent, approval,
determination, permission, opinion or similar agreement of the Authority under such circumstances and at such times as is required by such Person by this Agreement and the other
Documents,

(iii) that none of the Documents may be modified or amended without the prior written consent of the Authority, and

(iv) that, as provided in Section 10.2 hereof, the Holder shall not exercise any remedies after the occurrence of an Event of Default hereunder without obtaining the prior approval of the Authority.

(b)     Borrower's Insurance; Inspections.  In addition, the
Borrower agrees:

(i) that, as provided in the Deed of Trust, the Authority and the Holder shall be named as mortgagees on any builder's risk and hazard insurance policy and as additional insureds on any general public liability policy, and

(ii) to permit the Authority and its Agents to visit and inspect the Property and the Building, to examine the Borrower's records and books of account and to discuss the affairs, finances and accounts pertaining thereto with Agents of the Borrower at its offices during normal business hours and at such other reasonable times as may be requested by the Authority or the Lender.

(c) No Warranties by the Authority or the Lender. Neither the Authority nor the Lender makes any warranty, express or implied, or makes any assurances that the Facility will be suitable for the needs of the Borrower or that the proceeds of the Loan will be sufficient to pay for the costs of the acquisition of the Facility.

(d) Payments by the Authority. Notwithstanding any of the provisions of this Agreement or any of the other Documents, the Authority, on behalf of the Borrower, may, in its discretion, but subject to the provisions of the Authority Insurance Agreement, elect to make any payments required to be made by the Borrower under the Documents and not paid by the Borrower within the time provided for therein, and may elect to cure any defaults under any of the Documents if it so chooses. The Authority shall be entitled to reimbursement pursuant to the provisions of Section 12.2 hereof for any payments made by it pursuant to this paragraph.

(e) Subrogation and Reimbursement of the Authority to the Extent of Payments Made. The Authority, to the extent of any payments made by it pursuant to any Authority Insurance Agreement or pursuant to paragraph (d) above, shall be subrogated to (a) all rights of the Holder to receive payment of such amounts from the Borrower or others under any of the Documents, and (b) all rights of the Borrower to receive payment or reimbursement of such amounts from other sources, subject to the provisions of the Authority Insurance Agreement. In addition, the Borrower agrees to reimburse the Authority for any payments made by the Authority under the Authority Insurance
Agreement, and such obligation to reimburse the Authority, as well as the obligation to reimburse the Authority pursuant to the provisions of
Section 12.2 hereof, shall be deemed to be Borrower's Obligations secured by this Agreement and the other Documents.

(f) Authority a Third-Party Beneficiary. The Authority is a third-party beneficiary of this Agreement and the other Documents to which the Authority is not a party.

	ARTICLE III

	THE LOAN; THE NOTE; SECURITY FOR THE LOAN

	SECTION 3.1. The Loan; The Note. The Issuer agrees, upon the terms and subject to the conditions set forth in this Agreement, to make the Loan to the Borrower. The Loan shall be made on the Closing Date from the proceeds of the Bond, as provided in Article VI hereof. The
Loan is evidenced by the Note and is payable as provided therein and in this Agreement. All payments under this Agreement, the Note, and all of the other Documents shall be payable by the Borrower directly to the Holder (except for any payments made pursuant to any Reimbursement
Rights, which, if so requested by the person entitled thereto, may be made directly to such person). The receipt by the Holder of any amounts payable under the Bond or any of the other Documents and delivered to it pursuant to this Section shall discharge the respective obligations of the Borrower to the Issuer and of the Issuer to the Holder, to the extent of payment.

	SECTION 3.2.  Payments by Borrower Upon Redemption of the
Bond. Upon any redemption of the Bond pursuant to Section 2.2 hereof, the Borrower, on a date no later than the date fixed for redemption, shall pay:

(a) to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for redemption of the Bond, to redeem the Bond on such date at the applicable redemption price set forth in Section 2.2 hereof,

(b) to the Holder moneys in an amount sufficient to pay any other of the Borrower's Obligations owing to the Holder through the date fixed for redemption,

(c) to the Issuer moneys in an amount sufficient to pay any other of the Borrower's Obligations owing to the Issuer through the date fixed for redemption, and

(d) to the other parties to this transaction, moneys in an amount sufficient to pay any other of the Borrower's Obligations owing to any of such persons through the date of redemption.

	SECTION 3.3. Guarantee of Loan. Payment and performance of the Borrower's Obligations have been unconditionally and irrevocably, and jointly and severally guaranteed by each of the Guarantors, under and pursuant to the terms of the Guaranty, to the extent provided therein. Performance by the Guarantors of their obligations under the Guaranty have been secured by the Guarantor Letter of Credit.

	SECTION 3.4. Security for the Loan. The Borrower's Obligations are evidenced by the Note and by this Agreement, and are secured by (a) this Agreement, (b) the Deed of Trust, (c) the Assignment of Leases, (d) the Collateral Assignment, and by the other Documents executed and delivered for the purpose of securing the Loan.

	The Borrower agrees that with respect to the Security, the Issuer and its assigns (including the Lender and its assigns) shall have all of the rights and remedies of a secured party under all applicable laws, including, without limitation, the Maryland Uniform Commercial Code.

	SECTION 3.5. Location of Security; Other Covenants Pertaining to Security. The Borrower agrees (a) to keep the Holder informed as to the location of the Security, give the Holder prior Notice of any contemplated changes of location, and not change the location of any of the Security without the prior written consent of the Holder, and (b) to comply with all of the covenants and agreements set forth herein with respect to the Property, to the extent that the same are applicable to the Security.

	SECTION 3.6. Loss of Security. The Holder shall not be liable for any loss of any Security in its possession, nor shall such loss diminish the debt due.

	SECTION 3.7. Filings. The Deed of Trust shall be recorded among the Land Records of the County and the security interests created hereby and by the Deed of Trust shall be perfected by the filing of financing statements which fully comply with the Maryland Uniform Commercial
Code - Secured Transactions, in such offices as may be required by the Lender. The parties agree that:

(a) all necessary continuation statements shall be filed by the secured party or its assigns named therein within the time prescribed by the Maryland Uniform Commercial Code in order to continue the security interests created by the Documents;

(b) if, at any time any of the information contained in any financing statement filed in connection with the security interests created by the Documents, including without limitation, the description of the Security, shall change in such manner as to cause such financing statement to become misleading in any material respect or as may impair the perfection of the security interests intended to be created by the Documents, then the Borrower shall promptly prepare an amendment to such financing statement as may be necessary to continue the perfection of the security interest intended to be created by the Documents, obtain the signatures of the debtor and secured party upon such amendment, and file the same in any office where such amendment is required to be filed to continue the perfection of the security interest intended to be created thereby;

(c) upon the request of the Holder, the Borrower shall prepare, have executed and file any amendments to the financing statements filed with respect to the security interests created by the Documents in such form as the Holder may require; and

(d) as provided in Article XII hereof, the Borrower shall bear all costs of any and all of the filings described in this Section 3.7.

	SECTION 3.8. Consent of the Authority. The Borrower and the Holder shall obtain the prior written consent of the Authority with regard to any transaction described in this Article III with respect to which the consent or approval of the Holder is required, and will satisfy such other terms and conditions pertaining to the Security as the Authority may reasonably require.

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES; FINDINGS BY THE ISSUER

	SECTION 4.1. Representations and Warranties of the Issuer. The Issuer makes the following representations and warranties:

(a) Authorized Issuer. The Issuer is a body corporate and politic and a public instrumentality of the State. Under the provisions of the Act, the Issuer has the power to enter into this Agreement and the other Documents entered into by it and the transactions contemplated hereunder and thereunder and to carry out its obligations hereunder and thereunder.

(b)     Necessary Actions.  As required by the MIDFA Act, the
Issuer has approved the Loan and the issuance and sale of the Bond. By proper action, the Issuer has duly adopted the Resolution, and the Issuer has duly authorized the execution and delivery of the Bond, this Agreement and each of the other Documents executed and delivered by it.


(c) Compliance With Laws. The Issuer is not in violation of any laws of the State which would affect its existence or its ability to issue and sell the Bond, to enter into any of the Documents, or to perform any of the Issuer's Obligations.

	SECTION 4.2. Findings by the Issuer. The Issuer hereby confirms its findings contained in the Resolution.

	SECTION 4.3. General Representations and Warranties of the Borrower. The Borrower makes the following representations and warranties:

(a)     Subsidiaries.  The Borrower has no Subsidiaries.

(b) Good Standing. The Borrower (i) is a limited liability company duly organized and existing, in good standing, under the laws of the jurisdiction of the State, and (ii) has the power to own its property and to carry on its business as now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, including, but not limited to, the State.

(c) Authority. The Borrower has full power and authority to acquire the Facility and to enter into and execute and deliver this Agreement and each of the other Documents executed and delivered by the Borrower, and to incur and perform the obligations provided for herein and therein (including the borrowing of the Loan), all of which have been duly authorized by all proper and necessary action and all material governmental licenses, authorizations, consents and approvals required. No consent or approval of any other Person or public authority or regulatory body (other than the Issuer and the Authority) is required as a condition to the validity or enforceability of this Agreement or any of such other Documents, or if required the same has been duly obtained.

(d) Binding Obligations. This Agreement and each of the other Documents executed and delivered by the Borrower have been properly executed by the Borrower, constitute valid and legally binding obligations of the Borrower, and are fully enforceable against the Borrower, in accordance with their respective terms.

(e) Litigation. There is no litigation or proceeding pending or, so far as the Borrower knows, threatened before any court or administrative agency which, in the opinion of the Borrower, will materially adversely affect the financial condition or operations of the Borrower or the authority of the Borrower to enter into, or the validity or enforceability of, this Agreement or any of the other Documents executed and delivered by the Borrower.
(f) No Conflicting Agreements. There is (i) no provision of the Borrower's operating agreement or articles of organization, or pro-vision of any existing Encumbrance, contract or agreement binding on the Borrower or affecting its property, and (ii) to the knowledge of the Borrower, no law binding upon the Borrower or affecting any of its property, which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Agreement or of any of the other Documents executed and delivered by the Borrower, or which would be in default or violated as a result of such execution, delivery or performance.

(g) Financial Information. All financial information heretofore furnished to the Lender, the Issuer, the Authority and to the other parties to this transaction concerning the Borrower is complete and correct and fairly presents the financial condition of the Borrower.
There are no liabilities, direct or indirect, fixed or contingent, of the Borrower except as reflected therein. There has been no material adverse change in the financial condition or operations of the Borrower as reflected on the balance sheet of the Borrower as of June 30, 1996 (and to the Borrower's knowledge no such material adverse change is pending or threatened), and the Borrower has not guaranteed the obligations of, or made any investment in or advances to, any person except as disclosed in such financial statements. The Borrower has good and marketable title to all of its properties and assets, and all of such properties and assets are free and clear of Encumbrances (other than Permitted Encumbrances), except as reflected in such information.

(h) Tax Returns. The Borrower has filed or caused to be filed all required foreign, federal, state and local tax returns and has paid all Taxes as shown on such returns to the extent that such Taxes have become due. No claims have been assessed and are unpaid with respect to such Taxes except as shown in the financial statements referred to in
(g) above, and the Borrower has established reserves which it believes to be adequate for the payment of additional Taxes for years which have not been audited by the respective tax authorities.

(i)     Liens on Property and Security.  There exist no
Encumbrances (except Permitted Encumbrances) on or with respect to the Property or any of the Security.

(j) ERISA. (i) Any Plan established and maintained by the Borrower or any Commonly Controlled Entity is a qualifying plan under the applicable requirements of ERISA, and there is no current matter which would materially adversely affect the qualified tax-exempt status of any Plan; (ii) neither the Borrower nor any Commonly Controlled
Entity has engaged in or is engaging in any Prohibited Transaction or has incurred any Accumulated Funding Deficiency in connection with any such Plan, whether or not waived, and no Reportable Event has occurred with respect to any Plan subject to the minimum funding requirements of
Section 412 of the Code; (iii) no Multiemployer Plan has "terminated", as that term is defined in ERISA; (iv) neither the Borrower nor any Commonly Controlled Entity has "withdrawn" or "partially withdrawn" from any Multiemployer Plan; and (v) no Multiemployer Plan is in "reorganization" nor has notice been received from the administrator of any Multiemployer Plan that any such Plan will be placed in "reorganization".

(k) Names of Borrower. The Borrower has never done business under any name other than the name of the Borrower set forth in this Agreement.

(l) Prohibition on Discrimination. The Borrower prohibits discrimination on the basis of (i) political or religious opinion or affiliation, marital status, race, color, creed or national origin, or (ii) sex or age, except when age or sex constitutes a bona fide occupational qualification, or (iii) the physical or mental disability of a qualified individual with a disability.

	ARTICLE V

	COVENANTS

	SECTION 5.1. Covenants of the Issuer. The Issuer hereby covenants and agrees as follows:

(a)     Maintenance of Existence; Compliance with Laws.  The
Issuer will not voluntarily take any action towards dissolution unless it has assured the assumption of its obligations under this Agreement and the other Documents by any other person succeeding to its powers; and it will comply with all laws applicable to this Agreement or any of the other Documents.

(b) Further Instruments and Actions. The Issuer will from time to time execute and deliver such further instruments and take such further actions as may be reasonable and as may be required to carry out the purpose of this Agreement; provided, however, that no such instruments or actions shall pledge the credit or taxing power of the State, the Issuer, the Authority or any other public body or require the State, the Department, the Issuer, the Authority (except in regard to the Authority Insurance Agreement), or any public body to incur any pecuniary obligations.

(c) Priority of Pledge. Except for the assignment to the Lender under this Agreement, the Assignment of Note, the Issuer will not sell, lease or otherwise dispose of or encumber its interest in any part of the security for the Bond, and will cooperate in causing to be discharged any Encumbrances created by it with respect to any of the security for the Bond.

(d) Books and Documents Open to Inspection. The Issuer shall, to the extent required and permitted by law, within a reasonable time after request, open any and all of its books and documents in its possession relating to the financing of the Facility, if any, during the normal business hours of the Issuer, to such Accountants or other persons as the Holder, the Borrower or the Authority may from time to time designate.

	SECTION 5.2. Affirmative Covenants of the Borrower. Until the Termination Date, the Borrower will, unless the prior written consent to do otherwise has been obtained from the Holder and the Authority:

(a)     Financial Statements.  Furnish to the Holder and the
Authority:

(i) as soon as available but in no event more than thirty (30) days after the end of each quarter, financial statements of the Borrower (including a balance sheet and statements of income, cash flows and members' capital) for such quarter, in reasonable detail satisfactory to the Holder and prepared in accordance with generally accepted accounting principles consistently applied, and certified by the principal financial officer of the Borrower as true and correct, and accompanied by a certificate of that officer stating whether any event has occurred which constitutes an Event of Default under any of the Documents, or which would constitute such an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto; and

(ii) as soon as available but in no event more than 90 days after the close of each of the Borrower's fiscal years, a copy of the annual financial statements of the Borrower in reasonable detail satisfactory to the Holder and the Authority relating to the Borrower, prepared in accordance with generally accepted accounting principles and examined and audited by an Accountant, which financial statement shall include a balance sheet and statements of income, cash flows and members' capital of the Borrower as of the end of such fiscal year and a statement of earnings and surplus of the Borrower for such fiscal year; and

(iii)   such additional information, reports or
statements as the Holder or the Authority may from time to time reasonably request.

(b) Taxes and Claims. Pay and discharge all Taxes prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become an Encumbrance upon any of its properties, subject to the right of the Borrower to contest the same in accordance with the provisions of Section 8.1(c) hereof. If the Borrower fails to pay any of such Taxes at the time or in the manner provided in this Section, the Holder or the Authority, may, at its option, pay such Taxes and the Borrower shall pay to the Holder or the Authority the amount of any sum so paid, with interest thereon as provided in Article XII hereof.

	The fact that the Issuer or the Authority is assisting in the financing of the acquisition of the Facility shall not imply that the Borrower is or shall be eligible for any decrease in or immunity from any applicable Taxes ordinarily imposed by the State, the County or any other public body.

(c)  Insurance.  In addition to the insurance required by
Article VIII hereof, maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity. The Borrower shall file with the Authority and the Holder, upon request, a detailed list of the insurance then in effect covering the Borrower's properties, stating the names of the insurance companies, the amounts and rates of insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within 30 days after Notice from the Authority or the Holder, obtain such additional insurance as the Authority or the Holder may reasonably request.

(d) Maintenance of Existence. Maintain in good standing its existence as a Maryland limited liability company and qualified to do business in the State.

(e) Compliance With Laws. Comply with all applicable federal, state and local laws, rules and regulations.

(f)     Books and Records; Inspections.  Keep and until the
Completion Date, use its best efforts to cause the General Contractor to keep, adequate records and books of account with respect to the Property, the Building, and its business in accordance with generally accepted accounting principles; and permit the Holder and the Authority, by their respective Agents, accountants and attorneys, to visit and inspect the Property and the Building, to examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with Agents of the Borrower at its offices during normal business hours and at such other reasonable times as may be requested by the Holder or the Authority.

(g) Facility Lease. The Borrower shall (i) comply with all the terms of the Facility Lease required of it in its role as landlord,
(ii) provide the Lender and the Authority with Notices of Events of Default under the Facility Lease, and (iii) notify the Lender and the Authority promptly upon receipt of a Notice from the Facility User of the Facility User's intent to exercise its option to renew the Facility Lease or purchase the Facility.

(h) Equal Employment. Prohibit discrimination on the basis of (i) political or religious opinion or affiliation, marital status, race, color, creed or national origin, (ii) sex or age, except when sex or age constitutes a bona fide occupational qualification, or (iii) the physical or mental disability of a qualified individual with a disability. Upon the request of the Authority or the Department, the Borrower will submit to the Authority or the Department, as appropriate, information relating to its employment practices and operations, with regard to this subsection
(h) on a form to be prescribed by the Department.

(i)     Drug and Alcohol Free Workplace.  Make a good faith
effort to eliminate illegal drug use and alcohol and drug abuse from its workplace and the Facility during the term of this Loan Agreement by:

(i)     prohibiting the unlawful manufacture,
distribution, dispensation, possession, or use of drugs in its workplace and the Facility;

(ii)    prohibiting its employees from working
while under the influence of alcohol or illegal drugs or abusing alcohol or drugs;

(iii)   not hiring or assigning to work on an
activity funded in whole or part with State funds, anyone whom it knows, or in the exercise of due diligence should know, currently abuses alcohol or drugs and is not actively engaged in a bona fide rehabilitation program;

(iv)    promptly informing the appropriate law
enforcement agency of every drug-related crime that occurs in its workplace and the Facility if it or its employee has observed the violations or otherwise has reliable information that a violation has occurred; and

(v) notifying employees that illegal drug use and alcohol and drug abuse are banned in the workplace and the Facility, imposing sanctions on employees who abuse drugs and alcohol in the workplace or in the Facility, and instituting steps to maintain a workplace and the Facility free from illegal drug use and drug and alcohol abuse.

(j) Employment Count. Upon request, but not more frequently than twice annually, supply the employment count at the Facility to the Authority.

(k) Appraisals. Permit the Lender and/or the Authority from time to time, at the Borrower's expense, to order an appraisal of the Property to be performed by an appraiser or appraiser selected by the Lender and/or the Authority, in their sole discretion. The Borrower further agrees (i) to fully cooperate with such appraisers, (ii) to provide such appraisers with access to the Property and with any information regarding the Property as is reasonably requested, and (iii) to permit the Lender and the Authority, their agents and representatives, to disclose to such appraisers any and all information it may have with regard to the Property, the Borrower and the Loan as the Lender and the Authority, in their reasonable discretion, determine is necessary to provide for an accurate appraisal of the Property. In the event the Lender should at any time or from time to time determine that the value of the Facility as determined by any such appraisal is less than One Million Dollars ($1,000,000), the Borrower shall, upon the written demand of the Lender or the Authority, (x) prepay the Loan (without duplication for any amounts previously prepaid in connection with any other appraisal) in an amount equal to such difference, or (y) provide to the Lender and the Authority, pursuant to written agreements in form and substance acceptable to the Lender, cash or such other additional collateral to secure the Borrower's Obligations as may be satisfactory to the Lender.

(l)  Environmental Inspections.  Permit the Lender and its
Agents, to enter upon and inspect the Facility and to conduct thereon, at the expense of the Borrower, such audit tests and examinations, including subsurface exploration and testing as the Lender may deem necessary to determine whether the ownership, occupation, operation and/or use of the Facility, as the case may be, and the conduct of the activities engaged in thereon, are in compliance with all applicable Environmental Laws.

(m)  Authority's Insurance Premium.  Pay directly to the
Lender, for remittance to the Authority, the Authority's insurance premium payable in advance on the Closing Date and on the first day of each anniversary of the Closing Date in the amount of the greater of (i) one-half of one percent (1/2%) of the outstanding insured portion of the principal balance of the Bond or (ii) Five Hundred Dollars ($500.00).

(n)     Notice of Event of Default.  Immediately notify the
Lender and the Authority of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time (or both) would be an Event of Default, and the facts with respect thereto.

(o) Litigation. Promptly notify the Lender and the Authority in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Borrower or any Subsidiary.

(p) Extraordinary Loss; Change in Condition. Promptly notify the Lender and the Authority in writing of (i) any event causing extraordinary loss or depreciation of the value of the Borrower's or any Subsidiary's assets (whether or not insured) and the facts with respect thereto, and (ii) the occurrence of any material adverse change in the Borrower's or any Subsidiary's business, assets, operations, business prospects or financial condition.

(q) Borrower to Maintain Account with Lender. Throughout the term of this Agreement, the Borrower shall maintain with the Lender an account (the "Borrower's Account") into which the Facility User shall directly deposit all payments made by the Facility User pursuant to the Facility Lease. The Lender is hereby authorized by the Borrower to debit the Borrower's Account to make payments owing to the Lender under the Bond and the other Documents. The Lender shall not debit the Borrower's Account until such payments owing to the Lender are due and payable under the Bond and the other Documents.

		In connection with the Borrower's Account, the Lender hereby waives any and all rights of set off it may have as a result or arising out of, or in connection with any indebtedness of any party to the Lender other than the indebtedness evidenced by the Bond and the other
Documents.

	SECTION 5.3. Negative Covenants of the Borrower. Until the Termination Date, the Borrower will not, without the prior written consent of the Holder and the Authority, directly or indirectly:

(a) ERISA Compliance. (i) Restate or amend any Plan established and maintained by the Borrower or any Commonly Controlled Entity, in a manner designed to disqualify such Plan under the applicable requirements of the Code; (ii) permit any officers of the Borrower or any Commonly Controlled Entity to materially adversely affect the qualified tax-exempt status of any Plan of the Borrower or any Commonly
Controlled Entity; (iii) engage in or permit any Commonly Controlled Entity to engage in any Prohibited Transaction; (iv) incur or permit any Commonly Controlled Entity to incur any Accumulated Funding
Deficiency, whether or not waived, in connection with any Plan; (v) take or permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of the Borrower or any Commonly Controlled Entity pursuant to Section 4068 of ERISA;
(vi) fail to notify the Holder that notice has been received of a termination of any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; (vii) incur or permit any Commonly Controlled Entity to incur a complete or partial withdrawal from any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; or (viii) fail to notify the Holder that notice has been received from the administrator of any Multiemployer Plan to which the Borrower or any Commonly
Controlled Entity has an obligation to contribute that any such plan will be placed in "reorganization".

(b) Borrowings. Create, incur, assume or suffer to exist any liability for borrowed money, except:

(i)     indebtedness in existence on the Closing
Date and of which the Borrower has informed the other parties to this transaction in writing prior to the Closing Date and which such other parties have agreed in writing may remain outstanding after the Closing Date,

(ii)    short-term indebtedness incurred in the
ordinary course of the Borrower's business operations; and

(iii) indebtedness which may be consented to by the Lender and the Authority in writing in advance, and, if required by the Lender or the Authority, subordinated to the other obligations of the Borrower to the Lender by written agreement satisfactory to the Lender in form and substance.

(c) Mortgages and Pledges. Create, incur, assume or suffer to exist any Encumbrance of any kind upon any of its property or assets, whether now owned or hereafter acquired, except:

(i)     Permitted Encumbrances,

(ii)    liens for Taxes not delinquent or being
contested in good faith and by appropriate proceedings,

(iii)   liens in connection with worker's
compensation, unemployment insurance or other social security obligations,

(iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, and

(v)     mechanics', worker's, materialmen's,
landlords', carriers', or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith.

(d) Merger, Acquisition; Dissolution or Sale of Assets. Enter into any merger or consolidation, dissolution or acquire all or substantially all of the assets of any Person, or sell, lease, or otherwise dispose of any substantial portion of its assets (except assets disposed of in the ordinary course of business if such assets are replaced by assets of similar value and are otherwise subject to the lien of the Lender under the Deed of Trust); provided, however, the Lender shall not unreasonably withhold its consent to the exercise by the Facility User under the Facility Lease to purchase the Facility, provided the terms of such option are acceptable to the Lender and to the Authority.

(e)  Subsidiaries.  Create any Subsidiaries.

(f) Loans. Make loans or advances to any Person, except advances to employees in the ordinary course of business.

(g) Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(h) Investments. Make any investment in non-current assets.

(i) Sale and Leaseback. Directly or indirectly enter into any arrangement whereby the Borrower shall sell or transfer all or any substantial part of its fixed assets then owned by it and shall thereupon or within one year thereafter rent or lease the assets so sold or transferred.

(j) Dividends or Redemptions. Pay dividends on or make distributions with respect to member interests, or make redemptions of any member interests.

(k) Redemption of Debt. Redeem or prepay any long-term indebtedness of the Borrower.

	SECTION 5.4 Affirmative Covenants of Facility User. Until the Termination Date, the Facility User will, unless the prior written consent to do otherwise has been obtained from the Holder and the Authority:

(a)     Financial Statements.  Furnish to the Holder and the
Authority:

(i) as soon as available but in no event more than thirty (30) days after the end of each monthly accounting period of the Borrower, monthly financial statements of the Borrower (including an income statement and balance sheet), prepared in accordance with generally accepted accounting principles, consistently applied, and certified by the chief financial officer of the Borrower as true and correct;

(ii) as soon as available but in no event more than 45 days after the end of each of the first three quarterly accounting periods of the Facility User, a consolidated and consolidating statement of income and retained earnings of the Facility User and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of the Facility User to the end of each period, and a consolidated and consolidating statement of cash flows of the Facility User and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of the Facility User to the end of each period, and a consolidated and consolidating balance sheet of the Facility User and any Subsidiaries as at the end of such period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year of the Facility User (commencing April, 1997), all in detail and scope satisfactory to the Holder and the Authority, prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief financial officer of the Facility User and accompanied by a certificate of that officer stating whether any Event of Default or any event which, with the giving of notice or lapse of time (or both) would be an Event of Default, has occurred and, if so, stating the facts with respect thereto;

(iii) as soon as available but in no event more than 90 days after the end of each fiscal year of the Facility User, a consolidated and consolidating statement of income and retained earnings of the Facility User and any Subsidiaries for such year, and a consolidated and consolidating statement of cash flows of the Facility User and any Subsidiaries for such year, and a consolidated and consolidating balance sheet of the Facility User and any Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of the Facility User, all in detail and scope satisfactory to the Holder and the Authority, prepared in accordance with generally accepted accounting principles consistently applied and examined and audited by Coopers & Lybrand, LLP or other Accountants reasonably satisfactory to the Holder and the Authority, accompanied by a report of such Accountants with respect to such financial statements which is prepared in accordance with generally accepted accounting principles, and accompanied by a certificate of the chief financial officer of the Facility User stating whether any Event of Default or any event which, with the giving of notice or lapse of time (or both) would be an Event of Default, has occurred and, if so, stating the facts with respect thereto; and
(c) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which the Facility User or any Subsidiary sends to its shareholders, members or partners and copies of all registration statements (with exhibits) and all regular, special or periodic reports which the Facility User or any Subsidiary files with the United States Securities and Exchange
Commission (or any governmental body or agency succeeding to the functions of the United States Securities and Exchange Commission) or with any national stock exchange on which the Facility User's or any Subsidiary's securities are listed and copies of all press releases and other statements made available by the Facility User or any Subsidiary to the public concerning material developments in the business of the Facility User and/or any Subsidiary; and

(iv)    such additional information, reports or
statements as the Holder or the Authority may from time to time reasonably request.

(b) Current Ratio. Maintain a ratio of current assets to current liabilities of not less than: (i) 1.25 to 1 as of September 30, 1996 and as of the end of each calendar quarter thereafter to and including the calendar quarter ending September 30, 1997; and (ii) 1.5 to 1 as of December 31, 1997 and as of the end of each calendar quarter thereafter.

(c) Debt to Worth Ratio. Maintain a ratio of debt to tangible net worth of not greater than: (i) 3.25 to 1 as of September 30, 1996 and as of the end of each calendar quarter thereafter to and including the calendar quarter ending September 30, 1997; (ii) 3.0 to 1 as of December 31, 1997 and as of March 31, 1998; and (iii) 2.5 to 1 as of June 30, 1998 and as of the end of each calendar quarter thereafter.

(d) Tangible Net Worth. Maintain a tangible net worth of at least (i) Two Million Dollars ($2,000,000) as of September 30, 1996 and as of the end of each calendar quarter thereafter to and including the calendar quarter ending September 30, 1997 and (ii) Two Million Five Hundred Thousand Dollars ($2,500,000) as of December 31, 1997 and as of the end of each calendar quarter thereafter.

(e) Cash Flow to Debt Service Ratio. Maintain a ratio of cash flow to debt service of not less than (a) 1.5 to 1.0 as of December 31, 1997 and as of the end of each calendar quarter thereafter to and including December 31, 1998, and (b) 2.0 to 1.0 as of March 31, 1999 and as of the end of each calendar quarter thereafter. For purposes hereof, "cash flow" shall mean net profits plus depreciation and amortization expense of the Facility User, and shall be measured (x) as of December 31, 1997, for the calendar quarter then ending, and (y) as of the end of each calendar quarter thereafter, on a cumulative year-to-date basis. For purposes hereof, "debt service" shall mean, for each period during which cash flow is measured, the current portion of long term debt of the Facility User (including, without limitation, the current portion of capital lease obligations) due and/or paid during such period.

(f) Appraisals. Permit the Lender and/or the Authority to order appraisals of the Facility, as provided in Section 5.2(k) above and permit the Lender and/or the Authority from time to time, at the expense of the Facility User, to order an appraisal of the equipment of the Facility User to be performed by an appraiser or appraisers selected by the Lender and the Authority, in their discretion; provided, however, that the Facility User shall not be required to pay for more than one appraisal during any twelve month period unless (i) a default or an Event of Default has occurred under any of the Documents, (ii) such appraisal is being conducted due to regulatory requirements of the Lender, or (iii) the Lender determines, in good faith, that the value of the Security has been materially impaired. The Facility User agrees to (i) cooperate with such appraiser or appraisers, (ii) provide such appraiser or appraisers with access to the Facility and such equipment and with any information regarding the Facility or such equipment as is reasonably requested, and
(iii) permit the Lender and the Authority and their respective Agents to disclose to such appraiser or appraisers any and all information they may have with regard to the Facility, the Facility User, the equipment of the Facility User, the Borrower and the transactions contemplated by the Documents as the Lender and the Authority, in their reasonable discretion, determines is necessary to provide for an accurate appraisal of the equipment of the Facility User.

(g) Licenses and Permits. Maintain any licenses and permits necessary for the operation of a brewery.

(h) Taxes and Claims. Pay and discharge all Taxes prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become an Encumbrance upon any of its properties, subject to the right of the Facility User to contest the same, provided that the Facility User shall (i) give the Holder and the Authority written Notice of its intention to contest, (ii) diligently prosecute such contest, (iii) at all times effectively stay or prevent any official or judicial sale of its properties or any part thereof by reason of nonpayment of such Taxes, and (iv) establish reasonable reserves for such liabilities being contested if the Holder or the Authority reasonably determines such reserves to be necessary, and, provided further that the security for the Bond and the Borrower's Obligations is not, in the opinion of the Holder and the Authority, materially impaired during the period of contest. If the Facility User fails to pay any of such Taxes at the time or in the manner provided in this Section, the Holder or the Authority, may, at its option, pay such Taxes and the Facility User shall pay to the Holder or the Authority the amount of any sum so paid, with interest thereon at the Reimbursement Rate.

	The fact that the Issuer or the Authority is assisting in the financing of the acquisition of the Facility shall not imply that the Facility User is or shall be eligible for any decrease in or immunity from any applicable Taxes ordinarily imposed by the State, the County or any other public body.

(i) Insurance. In addition to the insurance required by the Facility Lease, maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity. The Facility User shall file with the Authority and the Holder, upon request, a detailed list of the insurance then in effect covering the Facility User's properties, stating the names of the insurance companies, the amounts and rates of insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within 30 days after Notice from the Authority or the Holder, obtain such additional insurance as the Authority or the Holder may reasonably request.

(j) Maintenance of Existence. Maintain in good standing its existence as a Maryland corporation.

(k) Compliance With Laws. Comply with all applicable federal, state and local laws, rules and regulations.

(l) Books and Records; Inspections. Keep adequate records and books of account with respect to the Property, the Building, and its business in accordance with generally accepted accounting principles;
and permit the Holder and the Authority, by their respective Agents, accountants and attorneys, upon prior notice to the Borrower unless a default has occurred under any of the Documents, to visit and inspect the Property and the Building, to examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with Agents of the Facility User at its offices during normal business hours and at such other reasonable times as may be requested by the Holder or the Authority.

(m) Facility Lease. (i) Comply with all the terms of the Facility Lease required of it in its role as tenant, (ii) provide the Lender and the Authority with notices of events of default under the Facility Lease, and (iii) notify the Lender and the Authority promptly of the Facility User's intent to exercise its option to renew the Facility Lease or purchase the Facility.

(n) Equal Employment. Comply with all applicable laws prohibiting discrimination on the basis of (i) political or religious opinion or affiliation, marital status, race, color, creed or national origin, (ii) sex or age, except when sex or age constitutes a bona fide occupational qualification, or (iii) the physical or mental disability of a qualified individual with a disability. Upon the request of the Authority or the Department, the Facility User will submit to the Authority or the Department, as appropriate, information relating to its employment practices and operations, with regard to this subsection (h) on a form to be prescribed by the Department.

(o)     Drug and Alcohol Free Workplace.  Make a good faith
effort to eliminate illegal drug use and alcohol and drug abuse from its workplace and the Facility during the term of this Loan Agreement by:

(i)     prohibiting the unlawful manufacture,
distribution, dispensation, possession, or use of drugs in its workplace and the Facility;

(ii)    prohibiting its employees from working
while under the influence of alcohol or illegal drugs or abusing alcohol or drugs;

(iii)   not hiring or assigning to work on an
activity funded in whole or part with State funds, anyone whom it knows, or in the exercise of due diligence should know, currently abuses alcohol or drugs and is not actively engaged in a bona fide rehabilitation program;

(iv)    promptly informing the appropriate law
enforcement agency of every drug-related crime that occurs in its workplace and the Facility if it or its employee has observed the violations or otherwise has reliable information that a violation has occurred; and

(v) notifying employees that illegal drug use and alcohol and drug abuse are banned in the workplace and the Facility, imposing sanctions on employees who abuse drugs and alcohol in the workplace or in the Facility, and instituting steps to maintain a workplace and the Facility free from illegal drug use and drug and alcohol abuse.

(p) Employment Count. Upon request, but not more frequently than twice annually, supply the employment count at the Facility to the Authority.

(q)  Environmental Inspections.  Permit the Lender and its
Agents, to enter upon and inspect the Facility and to conduct thereon, such audit tests and examinations, including subsurface exploration and testing as the Lender may deem necessary to determine whether the ownership, occupation, operation and/or use of the Facility, as the case may be, and the conduct of the activities engaged in thereon, are in compliance with all applicable Environmental Laws.

(r) Deposit of Payments Under Facility Lease. Deposit directly into the Borrower's Account all payments required to be made by the Facility User under the Facility Lease.

(s)     Escrow of Moneys in Connection with the Connection
Fee Agreement and Mortgage. Deposit with the Lender on the Closing Date an amount equal to $24,000 to be held in escrow by the Lender to cure any default under the Connection Fee Agreement.

	SECTION 5.5. Negative Covenants of the Facility User. Until the Termination Date, the Facility User will not, without the prior written consent of the Holder and the Authority, directly or indirectly:

(a) Borrowings. Create, incur, assume or suffer to exist any liability for borrowed money, except:

(i)     indebtedness in existence on the Closing
Date and of which the Facility User has informed the other parties to this transaction in writing prior to the Closing Date and which such other parties have agreed may remain outstanding after the Closing Date including the Bridge Loan, the Facility User Bond and the SBA Loan;

(ii)    short-term indebtedness incurred in the
ordinary course of the Facility User's business operations;

(iii)  existing indebtedness to the Lender; and

(iv) indebtedness which may be consented to by the Lender and the Authority in writing in advance, in the sole discretion of the Lender and the Authority and, if required by the Lender and the Authority, subordinated to the other obligations of the Facility User to the Lender and the Authority by written agreement satisfactory to the Lender and the Authority in form and substance.

(b) Mortgages and Pledges. Create, incur, assume or suffer to exist any Encumbrance of any kind upon any of its property or assets, whether now owned or hereafter acquired, except for liens and encumbrances expressly consented to in writing by the Lender and the Authority, which include the liens created by the Bridge Loan, the Facility User's Bond and the SBA Loan.

(c) Merger, Acquisition; Dissolution or Sale of Assets. Enter into any merger or consolidation, dissolution or acquire all or substantially all of the assets of any Person, or sell, lease, or otherwise dispose of any substantial portion of its assets, except assets disposed of in the ordinary course of business. Notwithstanding anything herein to the contrary, the Facility User shall be permitted, during the first eighteen (18) months after the Closing Date but after Completion, to sell in arm's-length transactions, any part of the Facility User's existing brewing and packaging equipment located at the Carroll Street Facility (excluding any equipment purchased by the Facility User with the proceeds of the Facility User's Bond or for the Bridge Loan).

(d) Loans. Make loans or advances to any Person, except advances to employees in the ordinary course of business.

(e) Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(f) Investments. (i) Make any investment in non-current assets (which shall include fixed assets and capitalized value of leased equipment and leased real property) during any twelve-month period which exceeds $50,000 or (ii) make any capital contribution to any other person or purchase or acquire a beneficial interest in any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, any other person, except (a) investments in federally insured certificates of deposit, (b) direct obligations of the United States of America maturing within one year from the date of acquisition, and (c) repurchase agreements with Lender.

(g) Sale and Leaseback. Directly or indirectly enter into any arrangement whereby the Facility User shall sell or transfer all or any substantial part of its fixed assets then owned by it and shall thereupon or within one year thereafter rent or lease the assets so sold or transferred.

(h) Dividends or Redemptions. Pay dividends on or make distributions with respect to any stockholders of the Facility User, or make redemptions of any stockholder interests.

(i) Redemption of Debt. Redeem or prepay any long-term indebtedness of the Facility User except for debt redeemed or prepaid with the proceeds of the sale of equipment permitted to be sold under subsection 5.5(c) above provided such debt was secured by such equipment.

(j)     Subsidiaries.  Create or acquire any Subsidiaries.

(k) Management. Fail to notify the Lender and the Authority in writing of any change in the executive management of the Facility User, including, without limitation, the offices of President and Chief Executive Officer.

(l) Leases. Enter into any leases of real property and/or equipment as lessee which involve the lease of any property with a value in excess of $25,000 in any one instance, or $100,000 in the aggregate over any twelve-month period, not including (i) rental payments under current leases of the Facility User for facilities currently occupied by the Facility User; (ii) the Facility Lease; (iii) leases of equipment described on Exhibit D attached hereto and made a part hereof (provided, however, that the value of such equipment shall not exceed $427,500 in the aggre-
gate), and (iv) any other leases in place as of the date hereof, of which the Facility User has disclosed to the Lender and the Authority, and consented to by the Lender and the Authority, in writing.

(m) Payments to Stockholders. Pay or lend any money to the Facility User's stockholders for any purpose whatsoever, except for salaries and advances for customary and reasonable business expenses and dividends authorized by the Facility User's board of directors, except scheduled payments in an aggregate amount not to exceed $70,993 made pursuant to existing promissory notes of the Facility User to stockholders; provided, however, that optional prepayments with respect to such indebtedness shall not be permitted.

(n) Amendment of Contract. Amend, modify, extend or otherwise supplement its current contract with The Johnson Beer
Company for the processing of beer.


	ARTICLE VI

	APPLICATION OF LOAN PROCEEDS

	SECTION 6.1. Application of Loan Proceeds; Advances. As provided in Section 3.1 hereof, the Loan has been made to the Borrower, to be used by the Borrower to pay a portion of the Acquisition Costs. The proceeds of the Bond will be advanced by the Lender from time to time in accordance with the procedures set forth in this Article VI directly to the Borrower, or for the account of the Borrower, as the acquisition of the Facility progresses. The Bond and the Note will bear interest based upon the aggregate amount of Bond proceeds advanced to the Borrower by the Lender pursuant to this Article VI.

	SECTION 6.2. Advances of Bond Proceeds. The Lender shall advance the proceeds of the Bonds in accordance with the provisions of Sections 6.2, 6.3 and 6.4 hereof.

(a)     Payment of Acquisition Costs; Sources and Uses of
Funds. The Borrower and the Facility User certify to the Issuer, the Lender and MIDFA that the projected sources and uses of funds constituting total Acquisition Costs are as set forth on the Sources and Uses of Funds Schedule attached hereto as Exhibit C and incorporated herein. The Lender may approve changes in the amounts of each category of Acquisition Costs set forth on Exhibit C, as long as the total amount of Acquisition Costs as set forth on Exhibit C does not increase as the acquisition of the Facility progresses.

		The Facility User agrees to pay all Acquisition Costs in excess of $3,000,000. To secure this obligation of the Facility User, the Facility User hereby grants to the Issuer and the Lender a security interest in Account No. 89000189 held by the Lender.

(b) Remaining Amounts. Any unadvanced Bond proceeds remaining after the Completion Date and the final advance of Bond proceeds shall be deemed a redemption of the Bond as provided in the Bond and in Section 2.2(b) of this Agreement.

(c) Deficiency. If at any time, either on the Closing Date or thereafter, in the opinion of the Lender or the Authority, the Bond proceeds are insufficient to pay for all Acquisition Costs, the Borrower shall (i) complete, or cause to be completed, the Facility and pay or finance, or cause to be paid or financed, that portion of the Acquisition Costs as may be in excess of the Bond proceeds, and (ii) immediately, upon receipt of Notice from the Lender or the Authority, pay to the Lender, from funds other than the proceeds of the Bond, for deposit in escrow, a sum of money in cash or cash equivalent or letter of credit (provided that such cash equivalent or letter of credit is in all respects satisfactory to the Holder and the Authority) which, when added to the Bond proceeds, will be sufficient to pay for all Acquisition Costs. Neither the Authority, the Issuer nor the Lender makes any warranty, either express or implied, that the Loan will be sufficient to pay all of the Acquisition Costs. If the Borrower finances any portion of the Acquisition Costs pursuant to the provisions of this Section from sources other than the proceeds of the Loan, it shall not be entitled to any reimbursement therefor from the Issuer, from the Lender, from the Authority or from any other Holder, nor shall it be entitled to any abatement or diminution of any payments required by the Note or this Agreement. Any moneys deposited in escrow with the Lender pursuant to this subsection (c) and remaining after the Completion Date shall be returned to the Borrower.

(d) Waiver of Conditions to Advances. Anything herein to the contrary notwithstanding, the Lender, with the prior written consent of the Authority, may waive any requirement or condition precedent to the advance of Bond proceeds.

(e) Lender's Obligations Following Final Advance. Upon the final advance of Bond proceeds to the Borrower, including the retainage as provided in Section 6.3(c), the Lender shall be under no further obligation to make any advance of Bond proceeds to the Borrower.

	SECTION 6.3. Procedure for Making Advances of Bond Proceeds. Each advance of Bond proceeds to pay the Acquisition Costs set forth in
Section 6.2(a) hereof shall be made only upon the receipt by the Holder of a Requisition, substantially in the form attached hereto as Exhibit A and made a part hereof, executed by the Authorized Borrower Representative and approved by the Lender and/or the Lender's Inspector, and only upon satisfaction of the conditions precedent set forth in
Section 6.4 hereof, in accordance with the following procedures:

(a)     Requisitions for Acquisition Costs Other than
Direct Costs of Construction. Requisitions for Acquisition Costs other than Direct Costs of Construction must (i) include an itemization of the costs for which payment is requested, (ii) indicate that the delivery and installation of any equipment for which payment is requested has been completed except for the payment of progress payments to vendors of the equipment in such amounts as shall be agreed to by the Lender, (iii) have attached thereto invoices for costs to be paid, (iv) be approved by the Lender and the Lender's Inspector prior to any disbursement, and (v) have attached thereto any additional documents or information (including any financing statements or amendments to financing statements, and all filing fees necessary for the filing thereof) reasonably required by the Lender in order to create and/or perfect the security interests of Issuer and the Lender in such equipment.

(b)     Requisitions for Direct Costs of Construction.
Requisition for Direct Costs of Construction (other than for the last advance) shall (i) include the AIA forms G702 and G703, which shall be signed by the General Contractor and the Borrower's Architect, and be approved by the Lender's Inspector, and (ii) other than the last advance, be for not more than 90% of the value of the work performed and material in place.

(c)     Ten Percent Holdback.  The final 10% holdback of the
Direct Costs of Construction will be retained until the Facility is complete and the Holder and the Authority have been furnished with a copy of the Completion Certificate, together with the other documents required by Section 6.6 of this Agreement.

(d) Timing. The Holder shall have a period of 10 business days within which to fund each Requisition and shall not be required to advance Bond proceeds more than once each month.

(e) Payment of Advances; Joint Checks. Unless the Lender requires that Bond proceeds be disbursed by joint check as further provided in this paragraph, advances of Bond proceeds shall be disbursed into a construction account of the Borrower with the Lender and disbursed to pay Acquisition Costs, as set forth herein. The Holder reserves the right to require that all advances of Bond proceeds be made jointly to the Borrower and to the General Contractor or any other contractor or supplier for which payment is requested by a Requisition; provided, however, that upon the occurrence of an Event of Default under this Agreement, the Holder may, in its sole discretion, make all advances or any advance directly to the Borrower, or to the General Contractor, or to subcontractors, laborers, materialmen, or persons furnishing labor, services, materials or equipment used or to be used in connection with the acquisition of the Facility or to any combination thereof, and pay all loan fees, Taxes, appraisals, inspection fees, recording charges, legal fees and any other outstanding amounts due relating to the Facility and the full cost of its completion. Any such advance or payment shall be deemed to have been made to the Borrower or for its account. The Authority also reserves the right to require at any time that payments be made directly to the Borrower or to any contractor or supplier, and the Holder shall, upon direction from the Authority, make disbursements in such manner as the Authority may request.

	Upon receipt of any funds requested by a Requisition, the Borrower shall immediately apply such funds to payment of the Acquisition Costs for which such funds are requested by the Requisition.

(f) Payment of Interest. Notwithstanding the foregoing provisions of this Section 6.3, the Borrower hereby irrevocably authorizes the Holder to make advances of Bond proceeds to pay all interest bills rendered by the Holder in connection with the Loan, regardless of whether or not a Requisition therefor has been submitted by the Borrower, although it is anticipated that, in the normal course of events, such interest bills shall be delivered to and paid by the Borrower after submission of a Requisition therefor in accordance with the provisions of this Article.

(g) Stored Materials. No advances will be made for materials that are not physically incorporated into the Building, other than for materials (i) actually delivered to the site and stored in a place secured and insured against theft, vandalism and other Damage, all in a manner satisfactory to the Holder and the Lender and the Authority, in their discretion, (ii) owned by the Borrower subject to no Encumbrances, other than those permitted hereby, and (iii) subject to the lien created by the Loan Documents.

(h) Holder's Reliance on Requisitions. In making any advance of Bond proceeds, the Holder may rely on any Requisitions and certifications delivered to it pursuant to this Section 6.3, and the Holder shall be relieved of all liability with respect to making such payments in accordance with such Requisitions and certifications, except only for its Gross Negligence. Each Requisition submitted pursuant to this Agreement, or the receipt of the advance of Bond proceeds requested thereby, shall constitute an affirmation that the representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects as of the date of such Requisition.

(i) No Liability to Third Parties. Neither the issuance of the Bond nor the making of the Loan shall in any way be construed as obligating the Issuer or the Holder to any Person for the payment of any expense incurred with respect to the Facility, and no Person contracting with the Borrower in connection with the Facility shall be reimbursed by the Issuer or the Holder under any circumstances whatsoever. Neither the Lender, any other Holder, the Department, nor the Authority, shall in any event be responsible or liable to any person other than the Borrower for the advance of or failure to advance Bond proceeds, or any part thereof, and neither the General Contractor nor any subcontractor nor material or equipment supplier shall have any right or claim against the Lender, any other Holder, the Authority, the Department or the Issuer under this Agreement or in connection with the administration hereof.

	SECTION 6.4.  Conditions Precedent to Advances of Bond
Proceeds.  The Lender shall not be obligated to advance any Bond
Proceeds until all of the following conditions precedent shall have been fully met and complied with in all respects:

(a) No Event of Default. No Event of Default shall have occurred hereunder, other than any Event of Default waived by, or cured to the satisfaction of, the Holder and the Authority.

(b) Sufficient Time to Complete Facility. There shall be sufficient time in the opinion of the Lender and the Lender's Inspector to complete the Facility no later than the Projected Completion Date.

(c) Waivers of Liens; Receipts. At the request of the Holder, the Borrower shall furnish waivers of liens and receipts of payment as to the General Contractor and each subcontractor for all work performed to the date of each Requisition at the time such Requisition is submitted and waivers of liens as to each supplier for materials included in the last previous Requisition within 30 days from the date of funding of the last previous Requisition, or prior to the next Requisition, whichever shall first occur.

(d) Title Continuation Report. At the option of the Holder, the Title Company shall have issued, at the expense of the Borrower, a title continuation or endorsement showing that the fee simple title to the Land is clear of liens and other encumbrances (other than Permitted Encumbrances) to the date of such advance and that no financing statements affecting the Property, or any part thereof, other than in favor of the Holder or in connection with Permitted Encumbrances, have been filed.

(e)     Compliance with Plans and Specifications.  The
Borrower's Architect and the Lender's Inspector shall have certified to the Holder that all construction work which has been completed on the Building is in full conformity with the Plans and Specifications.

(f) Proper Application of Prior Advances. The Holder shall have received evidence satisfactory to it that all prior advances have been properly applied to the Acquisition Costs.

(g) Location Surveys. If the Holder has so requested, it shall have received a current location survey showing that (i) all new construction is within the property lines and in compliance with all applicable setback, location and area requirements, and (ii) there is no change in conditions that could adversely affect the security for the Loan, which survey shall be obtained at the expense of the Borrower.

(h) Sufficient Funds to Complete Facility. The sum of the funds being requisitioned, plus the aggregate of all retentions and unadvanced funds, plus any amounts remaining on deposit in escrow with the Lender in accordance with Section 6.2(c) of this Agreement, shall be sufficient, in the sole opinion of the Holder, to complete the Facility and to pay all unpaid Acquisition Costs. In the event the Borrower is required to deposit moneys in escrow in order to pay all costs of completing the Facility pursuant to Section 6.2(c), whether on or after the Closing Date, the Borrower shall have made such deposit.

(i) Quality and Quantity of Construction. The Holder shall have received evidence that all construction work performed and materials in place to the date of the Requisition are satisfactory as to both quantity and quality and that the subsoil is suitable for the continued Permitted Use of the Building.

(j)     Documents Required Prior to First Advance of Bond
Proceeds. Notwithstanding any other provision of any of the Documents, and in addition to any other requirements set forth herein, prior to the first advance of Bond proceeds the Lender and the Authority must have received and approved in all respects all requirements set forth in the Lender's commitment letter to the Borrower dated May 13, 1996, and in the Authority's commitment letter to the Borrower dated April 11, 1996, as amended May 29, 1996 (the terms of which are hereby incorporated herein by reference unless specifically otherwise superseded), including, without limitation, the following:

(i) Two Public Works Agreements with respect to storm drain and water and sewer;

(ii)    Deed of Easement (sanitary sewer line);

(iii)   Maintenance Agreement (water and sewer);

(iv)    Connection Fee Agreement and related
promissory note;

(v)     A letter from an Independent Engineer
stating that the actions taken by the General Contractor are acceptable remediation actions with regard to matters described in the Letter dated July 16, 1996 from Hillis-Carnes
Engineering Associates, Inc. regarding site conditions;

(vi)    Opinion of Counsel to the Facility User
dated the Closing Date;

(vii) Opinion of Counsel to the Facility User as the borrower in connection with the Facility User's Bond dated the Closing Date;

(viii)  Guarantor Letter of Credit;

(ix) the final building permit for the construction of the Building; and

(x) Good Standing Certificates from all states in which the Facility User is required to be qualified to conduct business.

	Copies of major subcontracts shall be promptly furnished to the Lender and resolution of the Lender's Inspector's review of the Plans and Specifications in a manner satisfactory to the Lender shall be made, but neither shall not constitute a condition to the first advance of the proceeds of the Bonds.

(k) Completion of Foundation of Building. Upon substantial completion of the foundation for the Building, the Borrower shall provide to the Lender a revision to the initial survey provided to the Lender in accordance with subparagraph (j)(vi) above, together with an affidavit and certification from such surveyor to the Lender, the Title Company, the Authority and any other party as reasonably requested by the Lender, in form and substance acceptable to the Lender and the Title Company, that the Improvements lie entirely within the boundaries of the Land and that the location of the Building does not violate any setback or other restrictions applicable to the Land.

(l)     Documents Required Prior to Final Advance of Bond
Proceeds. Notwithstanding any other provision of any of the Documents, prior to the final advance of Bond proceeds, the Lender and the Authority must have received, and the Lender must have approved in all respects
(i) the fully executed Certificate of Completion, substantially in the form attached hereto as Exhibit B and made a part hereof, together with all completed exhibits attached thereto, (ii) an affidavit of the Borrower and/or the General Contractor listing the names of all subcontractors and materialmen who supplied labor or materials to the Facility, together with final lien waivers, (iii) a final "as-built" survey of the Facility, in form and substance to the Lender, the Authority and the title company which issued the Title Policy, and (iv) an endorsement to the Title Policy ensuring the lien of the Deed of Trust as confirmed by the confirmatory deed of trust. All requirements, including, without limitation, the "as-built" survey, under this subsection, shall be at the sole expense of the Borrower.

(m) Requirements of Authority. Any requirements of the Authority as a condition precedent to such advances have been satisfied to the satisfaction of the Authority.

	SECTION 6.5. Completion of the Facility. The Borrower hereby covenants and agrees with the Lender and the Authority that:

(a)      Commencement of Construction; Time of Completion.
It will cause the acquisition of the Facility to be commenced within 30 days after the Closing Date and prosecuted with diligence and continuity in accordance with the Plans and Specifications and the Construction Documents and will complete, on or before the Projected Completion
Date, the construction of the Building in accordance with the Plans and Specifications, free and clear of Encumbrances and free and clear of Claims in connection with materials supplied or labor or services performed in connection with the acquisition of the Facility.

	The Projected Completion Date shall not be extended without the prior written consent of the Holder and the Authority. In the event of the occurrence of Force Majeure, the Holder and the Authority shall consent to an extension of the Projected Completion Date upon written request of the Borrower setting forth the reasons for such extension in form and substance satisfactory to the Holder and the Authority.

(b) Building Permits. All necessary building and other governmental permits have been obtained with respect to the Facility or will be obtained prior to commencing the particular work for which they are required.

(c)     Plans and Specifications; Changes in Construction
Contracts. The Plans and Specifications are satisfactory to the Borrower, have been approved, to the extent required by applicable law or any effective restrictive covenant, respectively, by all local authorities and the beneficiary of any such covenant; the Plans and Specifications so approved have been also approved by the Borrower, the General
Contractor, the Lender, and the Lender's Inspector; all construction, if any, heretofore performed on the Building has been performed within the perimeter of the Land in accordance with the Plans and Specifications and in accordance with any restrictive covenants applicable thereto; there are no structural defects in the Building; and no violation of any law exists with respect to the Property. The Borrower shall not, without the prior written consent of the Holder and any governmental authorities having jurisdiction if such consent is required, permit any changes in the Plans and Specifications or any change orders in the Construction
Contract or any subcontracts which would (i) increase the amount thereof by more than $10,000 per change order or by more than $25,000 in the aggregate, or (ii) result in any structural change in the Facility.

(d) Delivery of Certain Documents. It will deliver to the Holder, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which the Borrower claims title to any materials, fixtures or articles incorporated in the Facility or subject to the lien of this Agreement or the Deed of Trust.

(e) Correction of Defects. It will, upon demand by the Holder, commence and proceed promptly and diligently to correct (or take such action and institute such proceedings as may be necessary to cause the General Contractor or others to correct) any structural defect in the Building or any departure from the Plans and Specifications not approved as herein provided; the Holder shall determine in its discretion whether the Borrower is acting promptly and diligently; and no advance of Bond proceeds by the Holder will constitute a waiver of the Holder's right to require compliance with this covenant with respect to any such defects or departures from the Plans and Specifications. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with any Claims initiated by the Borrower (to the extent such amounts represent recovery of Bond proceeds previously advanced), less any expenses incurred by the Borrower in order to collect the same, shall be used to correct any defective work in the Building, and if not used for such purpose, shall be paid over to the Holder and applied to the redemption of the Bond in accordance with the provisions of Section
2.2(b) hereof.

(f)     Identification of Contractors and Suppliers; Approval of
Contracts. It will deliver to the Holder the names of all persons with whom it intends to contract for the construction of the Building or for the furnishing of labor or materials therefor and will obtain the approval of the Holder prior to executing any such contract. The Holder agrees to approve or disapprove of any such contractor within five Business Days of delivery of the name of the prospective contractor by the Borrower; provided, however, that the Holder shall be deemed to have approved such contractor if the Holder has not acted within such five Business
Days. The Borrower shall submit to the Lender and the Authority copies of all contracts with the General Contractor, all major subcontractors, the Borrower's Architect and the Borrower's Engineer. Such contracts shall be in such form as is acceptable to the Lender and the Authority and shall be in such form as to be assignable to the Lender or Authority for the prices specified therein. The Borrower's Architect, Engineer, General Contractor and major subcontractors shall, if requested so to do by the Lender or the Authority, execute an agreement authorizing an assignment to the Lender, or the Authority, as the case may be, on Notice by the Lender, or the Authority, as the case may be, at the prices and on the terms specified therein, of their contracts in the event of a default by the Borrower without any requirement that the Lender or the Authority assume liability for any default which the Borrower may have made in payment to them with regard to Bond proceeds already disbursed. The agreement with the Borrower's Architect and Borrower's Engineer shall assign the right to use the architectural and engineering plans with respect to the Facility.

(g) Fees of Lender's Inspector. It will pay the fees of the Lender's Inspector.

(h) Compliance With Restrictions, etc. It will comply with all applicable building restrictions, zoning ordinances, building codes, environmental protection requirements and other governmental regulations applicable to the Property.

(i)  Payment of Contractors. It will promptly pay the General
Contractor and all other contractors and materialmen the amounts justly due to them, and receive the advances of Bond proceeds in trust to be applied for the purpose of paying the Acquisition Costs.

	No Person contracting with the Borrower with respect to the Facility shall have the right to be reimbursed by the Holder, or the Issuer under any circumstances whatsoever. The participation of the Holder, the Authority and the Issuer in the transactions contemplated hereby shall not in any way be construed as obligating the Holder, the Authority or the Issuer to any person or entity for the payment of any expense incurred with respect to the Facility.
(j) Location Surveys. Upon request of the Holder or the Authority, it shall deliver to the Holder or the Authority, as the case may be, a location survey prepared by an Independent Engineer showing the location of the Building on the Land in relation to the boundary lines thereof and setback restrictions applicable thereto and stating that such location is in compliance with all setback and other applicable restrictions. As construction progresses, and upon its completion, the Borrower will supply such further location surveys as the Holder or the Authority may require from time to time to assure itself that the Building does not extend beyond such boundary lines and setback and other restrictions.

(k) Requirements of Authority. It shall deliver to the Authority copies of all documents and information delivered to the Holder pursuant to Section 6.4 or this Section 6.5, shall provide the Authority with such other information as the Authority may reasonably request, and shall satisfy such other conditions as the Authority may reasonably require.

	SECTION 6.6. Establishment of Completion Date. The Completion Date shall be evidenced to the Holder, the Authority and to the Issuer by delivery of the following items:

(a) the fully executed and completed Completion Certificate, together with all completed exhibits attached thereto; and

(b) evidence of permanent hazard insurance as required by
Article VIII hereof.

	It shall be the duty of the Borrower to cause such items to be furnished as soon as the acquisition of the Facility shall have been completed.

	SECTION 6.7. Financing Sign on Property; Publicity. The Borrower authorizes the Lender, the Authority and the Issuer to place signs at the Facility at any locations selected by the Lender, the Authority and the Issuer and to prepare and furnish news releases to the news media or any other publications selected by the Lender or the Authority advertising the fact that financial assistance for the Facility has been obtained from the Lender, the Authority and the Issuer, and the details of such financial assistance and the Facility. Any sign placed on the Facility by the Borrower which identifies the Facility shall identify the Lender, the Authority and the Issuer as the parties providing financing for the Facility.

	SECTION 6.8.  Action by Holder Through and Reliance Upon
Others. The Holder may execute and perform any of the duties or powers required of it hereunder by or through attorneys, receivers or Agents, shall be entitled to advice of counsel concerning all matters with respect to its duties hereunder, and shall not be answerable for the default or misconduct of any such attorney, receiver or Agent selected by it with reasonable care, or for the exercise of any discretion or power under this Agreement except only for its own Gross Negligence.

	SECTION 6.9. Holder May Rely Upon Instruments. The Holder shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper person or to have been prepared and furnished pursuant to any of the provisions of this Agreement, and the Holder shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements.

	ARTICLE VII

	COVENANTS, AGREEMENTS, REPRESENTATIONS AND
WARRANTIES WITH
	RESPECT TO THE PROPERTY AND THE FACILITY

	SECTION 7.1. Possession, Ownership and Use of the Facility. The Facility shall be the property of the Borrower, and the Borrower shall enjoy the ownership and possession thereof only for the Permitted Use, subject to rights of the Holder, the Authority and the Issuer and the other parties to this transaction to enter the Property for inspection and other purposes pursuant to this Agreement and the other Documents. The
Issuer and the Holder covenant and agree that they will not take any action, other than pursuant to this Agreement, the Deed of Trust, and the other Documents, to prevent the Borrower from having quiet and peaceable enjoyment of the Facility.

	SECTION 7.2.  Representations, Warranties and Covenants
Pertaining to the Facility and the Property. The Borrower hereby represents, warrants and agrees that:

(a) Use of Loan Proceeds. The Borrower intends that the proceeds of the Loan will be used solely for the Acquisition Costs.

(b) Utilities. All utility services necessary for the construction and operation of the Building for its intended purposes are available at the boundaries of the Land, including water supply of sufficient quantity and pressure, storm and sanitary sewer facilities of adequate capacities, gas, electric and telephone facilities. The Borrower has procured, or hereby agrees to use its best efforts to procure, from the appropriate State, county, municipal, and other authorities and corporations, connection and discharge arrangements for the supply of water, gas, electricity and other utilities and sewage and industrial waste disposal for the operation of the Facility.

(c) Roads. All roads necessary for the full utilization of the Facility for its intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the Borrower or the appropriate governmental authority or have been dedicated to public use and accepted by such governmental authority or will be so acquired or dedicated within a period of time satisfactory to the Holder, and all necessary steps have been taken by the Borrower and such governmental authority to assure the complete construction and installation thereof in accordance with law and all applicable governmental or quasi-governmental requirements.

(d) Zoning, Restrictive Covenants, etc. The Building, and the use of the Facility for its intended use, will not violate any zoning or other ordinance, regulation or law, restrictive covenant or agreement of the Borrower (either now in existence or known by the Borrower to be proposed) applicable to the Property or its use, and all requirements for such use have been satisfied. The Borrower shall not, without the prior written consent of the Holder and the Authority, initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof. The
Borrower will promptly perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions of all instruments of record affecting the Property, non-compliance with which may affect the Security or the Deed of Trust, or which may impose any duty or obligation upon the Borrower or any lessee or other occupant of the Property, or any part thereof, and the Borrower shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

(e)     Inspection.  The Borrower will permit the Lender, the
Authority and their respective Agents, the Lender's Inspector and the other parties to this transaction to enter upon the Property at all reasonable times and as often as may be reasonably requested, to inspect the Building and all materials to be used in connection with the construction thereof, and to examine all detailed plans and drawings which are or may be kept at the construction site.

(f) Maintenance and Repair of the Property; Com-pliance with Laws; etc. The Borrower will, at its sole cost and expense:


(i) Maintenance and Repair. Keep and maintain the Property and each part thereof in good condition, working order and repair, and make all necessary or appropriate repairs, replacements and renewals thereto so that each part thereof shall at all times be in good condition, fit and proper for the respective purposes for which it was originally intended, erected, or installed and to insure that the security for the Bond and the Security for the Loan shall not be impaired.

(ii) Obstructions. Keep and maintain all portions of the Property and the sidewalks, curbs and passageways adjoining the same in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

(iii) Permits, Licenses, Etc. Procure or cause to be procured, any and all necessary permits, certificates, licenses or other authorizations required for the Permitted Use, and observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions which are now applicable to the Property or which may be applicable in the future.

(iv)  Structural Injury, Nuisance, Waste and
Other Prohibited Uses. Not use or occupy the Property or permit the same to be used or occupied in any manner which would cause structural injury to the Building or which would cause the value or the usefulness of the Property or any part thereof to diminish (ordinary wear and tear for its business excepted), or which would constitute a public or private nuisance, or waste.

(v) Compliance with Laws. Not use or occupy the Property or permit the same to be used or occupied contrary to any uniformly applicable laws affecting the Property and the occupancy, operation or use thereof, whether or not any such laws which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same; provided, however, that if such laws prohibit the use of the Property for the Permitted Use, the Borrower may use the Property for any lawful purpose that is approved by the Holder, the Authority and the Issuer; provided further that the Borrower may, at its sole cost and expense, in good faith and by appropriate and diligent proceedings, contest the validity or applicability of any such law.

(g)  Wetlands.  The Property contains no wetlands.

(h) Appraisal. The appraised value of the Facility is not less than $1,000,000, as evidenced by an appraisal delivered to the Holder and the Authority prior to the Closing Date.

	SECTION 7.3.  No Warranty of Suitability by Issuer or Holder.
The Borrower recognizes that since the Plans and Specifications for constructing the Building are furnished by it, neither the Issuer nor the Holder makes any warranty, either express or implied, and offers no assurances that the Facility will be suitable for the Borrower's purposes or needs. Without limiting the generality of the foregoing provisions of this Section, the Borrower hereby acknowledges that THERE ARE NO
IMPLIED WARRANTIES OR WARRANTIES OF FITNESS MADE BY
THE ISSUER OR THE HOLDER.

	SECTION 7.4. Alterations, Additions and Improvements. Except (i) for the Facility, or (ii) by application of Net Proceeds (to the extent permitted by Article IX hereof), the Borrower will not construct any additional improvements on the Land without the prior written consent of the Holder and the Authority, and no portion of the Building or the Equipment Collateral, or any other improvements or equipment now or hereafter covered by the lien and security interest of this Agreement or the Deed of Trust, shall be removed, demolished or materially altered, without the prior written consent of the Holder and the Authority;
provided, however, that the Borrower may, at its sole cost and expense:

(a) Improvements to Real Estate. Make structural changes, additions, improvements, alterations or replacements to the Property, including the Building, that it may deem desirable for its business purposes, so long as (1) the Borrower complies with the provisions set forth below and in the Deed of Trust with respect to permitted improvements, and (2) no Event of Default has occurred and is continuing; and

(b) Disposition of Equipment Collateral. Remove and dispose of, free from the lien and security interest of this Agreement and the Deed of Trust, such of the Equipment Collateral as from time to time may become worn out or obsolete, or as the Borrower shall deem to be necessary to upgraded, provided that no Event of Default has occurred and is continuing, and either: (1) simultaneously with or prior to such removals any such Equipment Collateral is replaced with other equipment of value at least equal to that of the replaced Equipment Collateral and free from the lien or security interest of any title retention or security agreement or other encumbrance, other than the liens contemplated by this Agreement and hereunder and by such removal and replacement the Borrower shall be deemed to have subjected such equipment to the lien and security interest of this Agreement and the Deed of Trust, or (2) such Equipment Collateral is sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to the Holder to be applied to the redemption of the Bond in accordance with the provisions of Section 2.2(b) hereof.

	The Borrower will complete and pay for, within a reasonable time, any permitted structure at any time in the process of construction on the Land, and will:

(1) Certification. File a certificate executed by the Borrower, the Independent Architect and the Independent
Engineer with the Holder and the Authority stating that any such structure will not adversely affect the utility of the Property or materially reduce its value;

(2) Compliance With Restrictions. Construct, erect and complete any permitted improvements on any part of the Land (a) in a good and workmanlike manner and strictly in accordance with all applicable laws and in accordance with the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, (d) wholly within the building restriction lines however established, and (e) so as not to violate use and other restrictions contained in prior conveyances, zoning ordinances or restrictions;

(3) Insurance. Furnish, in connection with any such work, general public liability insurance for the benefit of the Holder and the Authority in the limits set forth under Article
VIII hereof;

(4)     Payment.  Promptly pay for all such
improvements; and

(5) Liens; Surety Bond. Discharge any and all liens filed against the Property (unless the Borrower in good faith contests any such liens by appropriate and diligent pro-ceedings), and upon the request of the Holder or the Authority, deposit with the Holder a surety bond or other security satisfactory to the Holder and to the Authority to assure the payment for and completion of any such changes, additions, alterations, substitutions, replacements, removals or improvements.

	All such changes, additions, alterations, substitutions, replacements, removals and improvements shall become a part of the Property and subject to the lien and security interest of this Agreement and the Deed of Trust.

	SECTION 7.5. Transfer of Property; Other Liens; Assignment and Leasing. Except as provided in Section 7.4 above, without the prior written consent of the Holder and the Authority, the Borrower will not encumber, transfer, sell, assign, lease, dispose of, or contract to transfer all or any part of the Property or suffer to exist any Encumbrance on the Property (except for Permitted Encumbrances), whether superior to or junior to the Deed of Trust and this Agreement. The Borrower will give the Holder and the Authority Notice of any default in any permitted senior, junior or subordinated Encumbrance on the Property and Notice of any foreclosure or threat of foreclosure of such permitted senior, junior or subordinated Encumbrance. In the event of any permitted removal, replacement, or sale of the Property, the Borrower shall promptly notify the Holder and the Authority of such removal, replacement or sale, and if so requested, shall provide the Holder with such financing statements or other documents necessary to perfect or continue the lien and security interest of the Holder in such Property.

		It is understood and agreed that in the event that any request by the Borrower that the Facility be leased or subleased to another
Person is approved in accordance with the foregoing provisions of this
Section 7.5, the following conditions shall apply:

(i) No such leasing shall relieve the Borrower from primary liability for any of the Borrower's Obligations, and in the event of any such leasing, the Borrower shall continue to remain primarily liable for all of the Borrower's
Obligations.

(ii) Any such leasing shall be made expressly subject to the legal operation and effect of all of the Documents, including, without limitation, the Deed of Trust.

(iii)   The Facility User (or any other tenant
approved by the Holder and the Authority) shall use the Facility only for the purposes permitted by the Act and this Agreement.

(iv) The Borrower shall, within 30 days after the delivery thereof, furnish or cause to be furnished to the Issuer and the Holder and the Authority a true and complete copy of each such lease.

(v) No lease, sale or disposition of the Facility shall relieve the Borrower of any liability with respect to its obligations pertaining to reimbursement and indemnity set forth in this Agreement.

	Any and all Leases shall (A) be subordinate to the lien of the Deed of Trust, (B) contain attornment language requiring each tenant to attorn to any subsequent purchaser of the Facility, (C) not contain non-disturbance language entitling the tenant to remain at the Facility after any sale of the Facility, (D) be approved by the Holder in all respects, and (E) be assigned as Security for the Loan and the security for the Bond.

	No approved Lease may be modified, amended, terminated or extended without the prior written consent of the Holder, the Authority and the Issuer.

	ARTICLE VIII

	PROPERTY TAXES; INSURANCE

	SECTION 8.l. Property Taxes; Tax and Insurance Escrow. Subject to its right to contest as set forth in subsection (c) below, the Borrower will promptly pay in full and discharge all Property Taxes before delinquency and before any penalty for nonpayment attaches thereto. The Borrower, upon payment of any of the Property Taxes, will exhibit to the Holder and the Issuer, upon demand, the receipted bills therefor, prior to the day upon which the same shall become delinquent. If the Borrower fails to pay or cause to be paid the Property Taxes (or any deficiency as hereinafter set forth) at the time or in the manner provided in this Section, the Holder may, at its option, pay such Property Taxes, and the Borrower shall pay to the Holder the amount of any Property Taxes so paid, with interest thereon, as provided in Section 12.2 hereof. As provided in Section 2.8 hereof, the Authority may also pay such Property Taxes not paid by the Borrower, and the Borrower shall be required to reimburse the Authority in accordance with the provisions of Section
12.2 hereof.
		(a) Tax and Insurance Escrow. In addition to, together with, and at the same time and place as any installments of principal of or interest on the Note are to be paid, the Borrower shall pay to the Holder, upon request, an amount which shall be estimated by the Holder in its sole discretion from time to time, to be sufficient to enable the Holder to pay (out of the moneys so paid by the Borrower) at least 30 days before due, all Property Taxes and premiums on the insurance required by this Article VIII, which sums shall be held by the Holder in a non-interest bearing account to pay the Property Taxes and such premiums. Upon foreclosure or release of the Deed of Trust or as provided in this subsection (a) or, to the extent permitted by law, upon the occurrence of an Event of Default under any of the Documents, the Holder may apply any sums so deposited to the Borrower's Obligations in such order and in such manner as the Holder may determine. If funds accumulated under the terms of this subsection (a) are not sufficient to pay the Property Taxes and insurance premiums when and as the same are due and payable, the Borrower shall pay on demand the amount of any such deficiency. If from time to time there are funds accumulated under the terms of this subsection in excess of the amount needed to pay
Property Taxes and such insurance premiums, at least annually the Borrower shall be given the option of (i) receiving a refund of such excess funds, (ii) applying such excess funds to the payment of principal of and interest on the Loan, or (iii) permitting such excess funds to remain in the escrow account established pursuant to this subsection (a).
 Within 60 days after receipt of a request for a refund from the Borrower, the Holder shall refund such excess funds to the Borrower. If the Borrower fails to notify the Holder of its intent with respect to the application of such excess funds as provided in this subsection within 60 days from the date the Holder mailed notice of the accumulation of such excess funds, the Holder shall return such excess funds to the Borrower promptly.

(b) New Taxes. In the event of the passage of any law subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds of trust or debts secured by deeds of trust or the manner of collecting any such taxes so as to adversely affect the Holder (including, without limitation, a requirement that internal revenue stamps be affixed to this Agreement or the Deed of Trust or any of the other Documents), the Borrower will promptly pay any such tax upon request. If the Borrower fails to make such prompt payment, or if any such law prohibits the Borrower from making such payment or would penalize the Holder if the Borrower makes such payment, then the entire outstanding and unpaid balance of the Loan and all unpaid interest accrued thereon shall, without notice, immediately become due and payable at the option of the Holder. In no event, however, shall any income taxes of the Holder or franchise taxes of the Holder, measured by income, or taxes in lieu of such income taxes or franchise taxes, be required to be paid by the Borrower.

(c) Right of Borrower to Contest. Notwithstanding any of the foregoing provisions, the Borrower shall have the right, without creating an Event of Default hereunder, to contest the validity or amount of any Property Taxes by timely and appropriate proceedings, provided that the Borrower shall (i) give the Holder and the Authority written
Notice of its intention to contest, (ii) diligently prosecute such contest,
(iii) at all times effectively stay or prevent any official or judicial sale of the Property or any part thereof by reason of nonpayment of any such Property Taxes, and (iv) establish reasonable reserves for such liabilities being contested if the Holder or the Authority reasonably determines such reserves to be necessary, and, provided further, that the security for the Bond and the Borrower's Obligations is not, in the opinion of the Holder and the Authority, materially impaired during the period of contest.

	SECTION 8.2. Insurance Required. The Borrower shall, at all times during the Loan Term beginning with the Closing Date and at the Borrower's sole cost and expense, maintain or cause to be maintained insurance coverage in accordance with the customary insurance practices of businesses similar to the business which will be carried on in the Facility, but in all events at least to the following extent:

(a)     Insurance of Property.  The Borrower will keep the
Property insured against loss or damage from:

(i) the perils of fire and hazards ordinarily included under standard extended coverage endorsements, in amounts necessary to prevent the application of any co-insurance provisions of the applicable policies up to the Full Insurable Value thereof within the terms of applicable policies, but in no event in an amount which is less than the aggregate principal amount of the Loan outstanding from time to time, and

(ii) war risks when a state of war or national public emergency exists and such insurance is obtainable from a department or agency of the United States Government, upon reasonable terms, in the full amount necessary to prevent the application of any co-insurance provisions of the applicable policies up to the then Full Insurable Value, or, if such amounts are not obtainable, then in the highest amount which can be so obtained, and
(iii) boiler or pressure vessel explosion (if there are boilers or pressure vessels located on the Property) in an amount customarily carried in the case of similar industrial or commercial operations.

(b) General Public Liability, Worker's Compensation, and Property Damage Insurance. The Borrower shall maintain or cause to be maintained:

(i)     general public liability insurance and
worker's compensation insurance in amounts usually carried by similar operations against claims for bodily injury or death occurring upon, in or about the Property, with such insurance (other than worker's compensation insurance) to afford protection to the limit of not less than $1,000,000 in respect of bodily injury or death for any one occurrence, and to the limit of not less than $3,000,000 for the aggregate of all occurrences during any such given annual policy period, each such policy naming the Holder as additional insured;

(ii) property damage insurance against claims for damage to property (including loss of use) occurring upon, in or about the Property with such insurance to afford protection to the limit of not less than $250,000 in respect of damage to property of any one occurrence, and not less than $500,000 in the aggregate for all occurrences; and

(iii)   on or before the Completion Date, rent
interruption insurance, covering all rents and revenues under any Leases, for a twelve month period.

(c) Builder's All Risk Insurance. During any period of construction upon the Property, the Borrower shall maintain, or cause the General Contractor or others to maintain, builder's all risk insurance, including vandalism and malicious mischief, of the type customarily carried in the case of similar construction for the Full Insurable Value of the Facility. Any such policy shall (i) name the Holder, the Authority and the Issuer (as their interests may appear) as mortgagees under the mortgagee clause therein, (ii) be in form and content satisfactory to the Holder, the Authority and the Issuer, and (iii) be issued by a company approved by the Holder and the Issuer.

(d) Flood Insurance. If at any time the Property is in an area that has been identified by the Federal Insurance Administration as having special flood and mudslide hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance
Act of 1968, as amended, the Borrower shall purchase and maintain a flood insurance policy satisfactory to the Holder and the Authority. In the event that the Property is not in an area having special flood and mudslide hazards, the Borrower shall deliver to the Holder and the Authority on or prior to the Closing Date and thereafter upon request, a certificate or letter issued by its insurance company stating that the Property is not in such a flood or mudslide hazard area.

(e)     Additional Insurance.  The Borrower will cause the
General Contractor to obtain and keep in force general liability insurance and worker's compensation insurance, in amounts satisfactory to the Lender and the Authority. The Borrower will obtain and keep in force, and cause the General Contractor to obtain and keep in force, such other and further insurance as may be required from time to time by the Holder and the Authority in similar transactions.

	SECTION 8.3. Specific Requirements With Respect to Insurance. The following provisions shall apply with respect to the insurance coverage required by Section 8.2 hereof:

(a)     Insurance Companies.  All insurance required by Section
8.2 hereof shall be carried with responsible insurance companies selected by the Borrower and approved by the Holder and the Authority, and may be effected by endorsement of blanket insurance policies; provided, however, that all policies of insurance shall be written by companies of recognized standing which are authorized to do business in the State and are well rated by national rating organizations.

(b) Evidence of Insurance. The Borrower shall deliver to the Holder and the Authority, promptly upon the execution and delivery of this Agreement, original policies or duplicates thereof, or binders evidencing such insurance, and the Borrower shall deliver to the Holder and the Authority, at least 30 days prior to the expiration of any such insurance, additional policies or duplicates thereof, or binders evidencing the renewal of such insurance and the payment of the premiums therefor.

(c)     Mortgagee Clauses. The insurance policies required by
Section 8.2 hereof and all renewals thereof are hereby assigned to the Holder and the Authority, shall be deposited with and held by the Holder, and as collateral and further security for the Borrower's Obligations, shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling the Holder and the Authority, as their interests may appear, without contribution, to collect any and all proceeds payable under such insurance, all to be in form and substance acceptable to the Holder and the Authority.

(d) Cancellation. The Borrower will immediately notify the Holder and the Authority of any cancellation of or change in any insurance policy, and each such insurance policy to be provided under
Section 8.2 hereof shall contain an agreement by the insurer that it will not modify or cancel such policy except upon at least 30 calendar days' prior written notice to the Holder and the Authority, and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the Holder or the Authority or the Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.
(e) Collection and Adjustment of Insurance. The Borrower hereby authorizes the Holder, at its option, to collect, adjust and compromise any losses or claims under any of such insurance policies and to deduct from the proceeds thereof all costs and expenses of collection (including without limitation, all reasonable attorney's fees and expenses). The Net Proceeds of such insurance, whether collected by the Holder or the Borrower, shall be held in trust to be applied only as set forth in Article IX hereof.

(f)     Payment of Premiums; Failure of the Borrower to Effect
Insurance. The Borrower will promptly pay when due any and all premiums on all such insurance. On each anniversary of the Closing
Date, the Borrower shall deliver to the Holder and the Authority, a certificate, dated as of such date, to the effect that there is then in force all such insurance which is then required to be maintained by the Borrower. Should the Borrower fail to effect, maintain or renew any of the insurance required by Section 8.2 hereof in the required amounts, or to pay the premiums therefor, or to deliver to the Holder and the Authority any evidence of such insurance or payment therefor as required by this Article VIII, then in any of such events the Holder or the Authority, at its option, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be payable by the Borrower with interest, on demand, as provided in Section 12.2 hereof; however, it is expressly understood that procurement by the Holder or the Authority of any of such insurance shall not be deemed to waive or release the default of the Borrower, or the right of the Holder or the Authority, at their option, to exercise the remedies hereinafter set forth upon the occurrence of an Event of Default.
(g) Sale Under the Deed of Trust. In the event of a sale of all or any part of the Property pursuant to the provisions of the Deed of Trust, the Holder shall succeed to all the rights and interest of the Borrower, including any right of the Borrower to unearned premiums, in and to all such policies of insurance.

(h) Separate Insurance. The Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 8.2 hereof, unless each of the Holder and the Authority is included therein as a named insured or mortgagee, as appropriate, with loss payable as required in this Agreement. The Borrower shall immediately notify the Holder and the Authority whenever any such separate insurance is applied for and shall promptly deliver to the Holder the policy or policies or binders evidencing the same with copies thereof to the Authority.
(i) Contravention of Insurance. The Borrower will not do or permit anything to be done on or about the Property that will affect, impair or contravene any policies of insurance that may be carried on the Property, or any part thereof, or the use thereof against loss or Damage by fire, casualty, public liability, or otherwise.


	ARTICLE IX

	DAMAGE TO THE PROPERTY
	APPLICATION OF NET PROCEEDS

	SECTION 9.1. Damage to the Property. If at any time prior to the Termination Date, the Property or any part thereof is Damaged, either temporarily or permanently, the Borrower shall be obligated to continue to pay the amounts specified herein and in the Note, and the Net Proceeds resulting from any Damage will be applied as set forth in Section 9.2 hereof.

	SECTION 9.2. Application of Net Proceeds. (a) General. The Net Proceeds resulting from any Damage shall be applied in accordance with the provisions of Section 9.3(a) below, to one of the following purposes:

(i) to the redemption of the Bond in accordance with the provisions of Section 2.2(b) hereof; or

(ii) to the restoration of that portion of the Property which was Damaged, and/or the acquisition by the Borrower of other land (in the case of Condemnation) or improvements, by construction or otherwise, suitable for the Borrower's operations at the Property (which land or improvements shall be located within the geographical boundaries and jurisdiction of the County and acquired by the Borrower subject to no Encumbrances, as evidenced by a mortgagee's land title insurance policy acceptable to the Holder, and shall be deemed part of the Property and subject to the lien of the Deed of Trust).
(b) Conditions Under Which Net Proceeds May be Applied to Restoration of Property and/or Acquisition of Property. In the event that, and to the extent that, the Net Proceeds are to be applied to the restoration of the Property or acquisition of other property in accordance with subsection (a)(ii) above, the following conditions must be met and complied with:

(i)     There shall not have occurred and be
continuing an Event of Default or an event that with the passage of time or the giving of notice or both would constitute an Event of Default;

(ii) The Borrower establishes to the reasonable satisfaction of the Holder and the Authority that the Facility
User will be able to replace lost brewing capacity during the period of restoration;

(iii) The Holder and the Authority approve the plans and specifications for such restoration;

(iv) The Net Proceeds and, if deemed necessary by the Holder, additional deposits made by the Borrower which may be necessary in the judgment of the Holder to restore the Property to its condition immediately prior to the Damage, shall be deposited into an escrow account to be held by the Holder, or by such other person as may be approved by the Holder.

(v)     The Borrower will proceed promptly to
restore that part of the Property so Damaged, or that portion of the Property remaining after any Condemnation, to substan-tially the same condition as it existed prior to such Damage, with such changes, alterations and modifications (including the substitution and addition of other property, and in the case of Condemnation, other land or improvements) as may be desired by the Borrower and approved by the Holder and as will not impair the operating unity or productive capacity of the Property or the character of the Facility as a "project" under the Act.

(vi) The Borrower will observe and comply with all of the requirements set forth in Section 7.4 of this Agreement with respect to permitted improvements.

(vii) The Borrower will cause withdrawals to be made from the escrow account to pay the costs of such restoration, either on completion thereof or as the work progresses.

(viii) Of such Net Proceeds in the escrow account, 90% shall be disbursed upon the Borrower's request in installments and amounts determined as follows:

(A)     at the time of each disbursement there
shall exist (1) no right on the part of the Facility User to terminate the Facility Lease or any other tenant or tenants to terminate any Leases which either singularly or in the aggregate affect more than 10% of the leasable area of the Property or, if terminated, that the same are replaced with Leases of equal quality, in the reasonable judgment of the Holder, and (2) no Event of Default shall have occurred and be continuing, and,

(B)     with respect to each disbursement and
accompanying each request therefor, there shall be delivered to the Holder (l) a certificate signed by the Authorized Borrower Representative specifying in reasonable detail the items of cost to be reimbursed from the Net Proceeds and certifying that, to the best of his knowledge and belief, no Event of Default has occurred and is continuing, (2) a certificate addressed to the Holder by the Borrower's
Architect or Borrower's Engineer supervising the restoration that such disbursement is to pay the cost of restoration not paid previously by any other prior disbursement, that all restoration completed to the date of such certificate has been completed in accordance with then applicable laws, ordinances and codes, and that the amount of such disbursement, together with all other disbursements, does not exceed 90% of the aggregate, of all such costs incurred or paid on account of work, labor or services performed and materials installed in or stored upon the Property at the date of such certificate, and (3) evidence satisfactory to the Holder that all claims then existing for labor, services and materials enforceable by the creation of a lien against the Property have been paid in full or provision acceptable to the Holder has been made therefor.

(ix) The final 10% shall be disbursed only upon delivery to the Holder, in addition to the items required by
(v) above, of the following:

(A) evidence satisfactory to the Holder that all claims then existing for labor, services and materials enforceable by the creation of a lien against the Property have been paid in full or provision acceptable to the Holder has been made therefor,

(B)     a certificate of the Borrower's
Architect or Borrower's Engineer that the restoration or acquisition of additional property has been completed in a good and workmanlike manner, in accordance with plans and specifications approved by the Holder and in accordance with all laws, rules, regulations, orders, codes and ordinances then applicable to such restoration or acquisition of additional property, and

(C)     an estoppel affidavit from each tenant
occupying or leasing space in the Property that its respective
Lease is in full force and effect.

(x) Any balance of the Net Proceeds remaining after the payment of all of the costs of any restoration or acquisition of additional property permitted by (a)(ii) above shall be applied to the redemption of the Bond in accordance with the provisions of Section 2.2(b) hereof.

(xi) The Holder shall be entitled, at the expense of the Borrower, to consult such professionals as the Holder, in its sole discretion, may deem necessary to determine the total costs of restoring the Property to its condition immediately prior to such Damage.

(xii) Any Leases (including, without limitation, the Facility Lease) affected in any way by the Damage shall continue in full force and effect (subject to rent abatement during restoration as may be provided in such Leases).

(xiii)  All proceeds from rent or business
interruption insurance, or both, shall be available to the Borrower, in such amounts as the Holder, in its reasonable judgment, considers sufficient, to pay the debt service on the Note, and all assessments, insurance premiums and other sums due and payable by the Borrower pursuant to the Documents.

(xiv) All restoration shall be conducted under the supervision of an Independent Architect or Independent
Engineer, or both, selected and paid by the Borrower and approved in advance by the Holder, and by a general contractor who shall be approved by the Holder and shall have executed a fixed price contract.

(xv) All restoration shall be performed pursuant to plans and specifications approved by the Holder and by a contractor or contractors approved in advance by the Holder.

(xvi) If required by the Holder, the contractor or contractors performing the restoration work shall have obtained payment and performance bonds naming the Holder as dual obligee.

(xvii)  All moneys held in the escrow account
shall constitute a part of the Security, and the Borrower hereby grants to the Holder a security interest therein.
	SECTION 9.3.    General Provisions.

	(a) Determination of Application of Net Proceeds. The Borrower, in its sole discretion, shall determine whether any Net Proceeds shall be applied as set forth in Section 9.2(a)(i) or Section 9.2(a)(ii) above; provided, however, that if at any time the Holder shall determine that the conditions set forth in Section 9.2(b) above have not been or are no longer satisfied, the Holder, with the prior written approval of the Authority, shall determine whether any Net Proceeds shall be applied as set forth in Section 9.2(a)(i) or Section 9.2(a)(ii) above.

(b) Provisions of this Article to Govern. The Borrower expressly waives any right or privilege now granted or created under the provisions of any of the real property laws of the State or any similar law now or hereafter in effect relating to the Condemnation of or other
Damage to the Property and agrees that the provisions of this Article shall govern in lieu thereof.

(c) Net Proceeds to be Held in Trust. All Net Proceeds received by any person shall be held in trust by the recipient thereof to be applied in accordance with the terms of this Article.
(d) Insufficient Funds. In the event the Net Proceeds are not sufficient to pay in full the costs of repairing, rebuilding, altering and restoring the Property or acquiring additional property, as provided in this Article, the Borrower will nonetheless complete the work or the acquisition thereof and pay that portion of the costs thereof in excess of the amount of such Net Proceeds. The Borrower shall not, by reason of the payment of such excess costs (whether by direct payment thereof or payment to the Holder therefor), be entitled to any reimbursement from the Holder or the Issuer or the Authority, or to any abatement or diminution of the payments payable hereunder or under the Note.


	ARTICLE X
	EVENTS OF DEFAULT; REMEDIES

	SECTION 10.1. Events of Default Defined. The following events shall be "Events of Default" under this Agreement:

(a) Any representation or warranty made herein or any statement or representation made in any certificate, report or opinion (including legal opinions), financial statement or other instrument furnished in connection with this Agreement (including Requisitions submitted under Article VI hereof), or any of the other Documents, proves to have been incorrect in any material respect when made; or

(b) The Issuer fails to pay, on the date which the same is due and payable, (and such failure continues for a period of ten (10) days after receipt by the Borrower from the Lender of written notice of such failure), the principal of, premium, if any, or interest or any other charges or sums on or under the Bond (whether upon maturity, after acceleration, on any installment payment date, or after notice of redemption, or otherwise) or any other payment by the Issuer required by this Agreement; or

(c) The Borrower fails to pay, on the date on which the same is due and payable, (i) the principal of, premium, if any, or interest or any other charges or sums on or under the Note (whether upon maturity, on any installment payment date, after acceleration, or after notice of redemption, or otherwise), or (ii) any other payment required by this Agreement or any of the other Documents to be paid by the Borrower; or

(d) The Borrower or the Facility User, as applicable, fails to duly and promptly perform, comply with or observe any of the terms, covenants, conditions or agreements contained in (i) Sections 5.2 or 5.3 hereof, or (ii) Sections 5.4 and 5.5 hereof; or

(e) The Issuer defaults in the due and punctual performance or observance of any covenant, condition, agreement or provision contained in the Bond or in this Agreement on the part of the Issuer to be performed or observed (other than as specified in subsection (b) of this Section), and such default shall continue for a period of 30 days after Notice to the Issuer specifying such default and requiring the same to be remedied; or

(f) The Borrower defaults in the due and punctual observance or performance of any other term, covenant or agreement herein contained (other than as specified in subsections (c) and (d) of this Section, or with respect to any other of the Borrower's Obligations, which default shall remain unremedied for 20 days after Notice to the Borrower thereof or, if such default is under any of the other Documents, such other cure period, if any, as may be specified herein or in the other Documents; or

(g) An Act of Bankruptcy occurs with respect to the Borrower or the Issuer; or the Borrower becomes generally unable to pay its debts as they become due; or

(h) An order or decree appointing a receiver of any of the payments to be made by the Borrower pursuant to this Agreement or the
Note is entered with the consent or acquiescence of the Issuer, or such order or decree is entered without the acquiescence or consent of the Issuer and it is not vacated, discharged or stayed within 60 days after entry; or

(i) The Borrower is dissolved, merged, consolidated or reorganized, or any change occurs in the ownership or control of the Borrower without the prior written consent of the Holder and the Authority; or

(j) Any judgment against the Borrower or any attachment or any levy against the property of the Borrower (including, without limitation, the Property or any portion thereof) with respect to a claim for an amount in excess of $10,000, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days (unless such judgment, attachment or levy is being contested or litigated in good faith); or

(k) Default is made with respect to any evidence of indebtedness or liability for borrowed money of the Borrower (other than the Loan) if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder or obligee thereof to cause any indebtedness to become due prior to its stated maturity, or any such indebtedness is not paid as and when due and payable (unless the Borrower certifies to the Holder that the reason for nonpayment is a good faith dispute as to the obligation to pay such indebtedness or liability); or

(l) Any change in any zoning ordinance or any other public restriction is enacted, limiting or defining the uses which may be made of the Property or any part thereof, such that the Permitted Use would be in violation of such restriction or zoning change; provided that, so long as the use of the Facility is not materially disrupted by such change, the Borrower shall have a period of thirty (30) days from the date of the earlier to occur of (i) the effective date of such change or (ii) notice to the Borrower of such change, to contest such change and to obtain a variance or other exception which would permit the Property to be used for the Permitted Use; or

(m)     An Event of Default occurs under any of the other
Documents; provided, however, that with respect to a default under the Facility Lease, the Borrower shall have a period of thirty (30) days from the date of a default by the Facility User thereunder to cure the same; provided, further, however that if such default cannot be cured within such thirty (30) day period but the Lender, in its sole discretion, determines that (i) the Borrower is diligently pursuing to cure such default, (ii) such default is capable of being cured, and (iii) failure to cure such default within such thirty (30) day period will not materially impair the ability of the Borrower to otherwise perform the Borrower's Obligations or the Security, the Borrower shall have an additional period of time, as determined by the Lender, in which to cure such default; or

(n) Any portion of the Property is sold, transferred or encumbered, without the prior written consent of the Holder and the Authority, unless specifically permitted by this Agreement or the other Documents; or

(o)     Any provision of this Agreement or any of the other
Documents pertaining to the repayment of the principal of or interest on the Loan or the Bond transcends the limit of validity prescribed by law, or operates or would prospectively operate to invalidate this Agreement or any of the other Documents, in whole or in part; or

(p) The Borrower fails to complete the acquisition of the Facility on or before the Projected Completion Date, time being of the essence; or

(q) The Lender's Inspector determines that there is not sufficient time to complete the acquisition of the Facility on or before the Projected Completion Date, time being of the essence; or

(r) Work on the Facility stops for a period of 15 consecutive days or is not proceeding in a manner reasonably satisfactory to the Holder, time being of the essence; or

(s) Any mechanics' liens are established against the Property and are not caused to be discharged or bonded against by the Borrower within 30 days after it receives notice of the establishment thereof; or

(t)     The Authority, the Holder and their respective Agents
(and including the Lender's Inspector or the Independent Engineer) are not permitted, at all reasonable times, to enter upon the Property, to inspect the Facility and all materials, fixtures and articles used or to be used in the construction of the Building, and to examine all detailed plans, shop drawings and specifications which relate to the Building or the appurtenances thereto or to be used in the operation thereof; or the construction is not in accordance with the Plans and Specifications, and the Borrower fails promptly upon Notice thereof from the Holder or the Authority to commence and diligently proceed to correct the same (the Holder, the Authority and the Lender's Inspector or the Independent Engineer to determine in its sole discretion whether the Borrower is acting promptly and diligently); or

(u) The Borrower does not disclose to the Holder and the Authority upon demand, the names of all contractors, major subcontractors and material suppliers with whom the Borrower has contracted for the construction of the Building or for the furnishing of labor or materials therefor; or

(v) The Borrower is unable to satisfy any condition of its right to receive any advance of Bond proceeds for a period in excess of 30 days from the date the Requisition therefor is received by the Lender; or

(w) Any survey required by the Holder or the Authority during the period of construction shows any matters not approved by the Holder and the Authority and such matters are not removed within 30 days after Notice thereof to the Borrower; or

(x) The Borrower fails to comply with any requirement of any governmental authority having jurisdiction within 30 days after notice in writing of such requirement shall have been given to the Borrower; or if any proceeding is commenced or action taken to enforce any remedy for a violation of any requirement of a governmental authority or any restrictive covenant affecting the Property or any part thereof; or

(y) A default or an Event of Default occurs under any of the documents relating to the Facility User's Bond or the Bridge Loan; or

(z)  If (i) the Lender is notified by the issuer of the Guarantor
Letter of Credit that the Guarantor Letter of Credit will not be extended or renewed and, (ii) the Lender has not received at least sixty (60) days prior to the expiration of the Guarantor Letter of Credit, a replacement Guarantor Letter of Credit in form and substance and issued by an issuer acceptable to the Lender; or

(aa) The Facility Lease expires without extension or terminates.

(bb) A default by the Facility User under the Connection Fee Agreement which default shall continue for a period of 10 days after Notice thereto to the Facility User.

(cc) The failure to satisfy the conditions to the first advance of the proceeds of the Bonds set forth in Section 6.4(j) of this Agreement on or before July 26, 1996.

		Notwithstanding the foregoing provisions, if by any reason of Force Majeure the Borrower is unable in whole or in part to carry out the obligations described in subsections (p) through (x) of this Section, the Borrower shall not be deemed in default during the continuance of such inability.

		Any notice of default given to the Issuer or the Borrower pursuant to this Section 10.1 shall also be given at the same time to the Facility User and the Facility User shall have an opportunity to cure such default within the same cure period provided to the Issuer and/or the Borrower hereunder.

	SECTION 10.2.  Remedies on Default.  Whenever any Event of
Default referred to in Section 10.1 hereof shall have occurred, the Holder (with the prior written approval of the Authority), by Notice to such effect delivered to the Issuer and the Borrower, may accelerate the maturity of the Bond and declare all other of the Issuer's Obligations to be immediately due and payable, bring suit on the Bond, and take such other actions against the Issuer as it may deem to be appropriate (subject to the provisions of Section 2.6 hereof with respect to the limited liability of the Issuer), as permitted by law. Upon such declaration, the Bond and all accrued and unpaid interest thereon and all other of the Issuer's Obligations shall become immediately due and payable, without protest, presentment, further notice or demand, all of which are expressly waived by the Issuer, at the place of payment provided in such Notice, anything in any of the Documents to the contrary notwithstanding. In addition, the Holder (with the approval of the Authority) and the Issuer (with the prior written approval of the Holder), in its or their sole discretion, may take any one or more of the following remedial steps:

(a) Acceleration. Accelerate the maturity of the Note and declare the unpaid principal of the Note and all interest accrued thereon, together with all other of the Borrower's Obligations, to be immediately due and payable, by Notice to that effect delivered to the Borrower and to the other parties to this Agreement and the other Documents, and upon such declaration, the Note and all accrued and unpaid interest thereon and all other of the Borrower's Obligations shall become immediately due and payable, without protest, presentment, further notice or demand, all of which are expressly waived by the Borrower, at the place of payment provided in such Notice, anything in this Agreement or in the Bond or the Note to the contrary notwithstanding.

(b)     Legal Action.

(i) by mandamus or other suit, action or pro-ceeding at law or in equity, enforce all rights of the Holder, and require the Borrower to carry out any agreement with or for the benefit of the Issuer or the Holder, and to perform its duties under the Act, this Agreement and the Deed of Trust;

(ii)    bring suit upon the Note;

(iii) by action or suit in equity to enjoin any acts or things which may be unlawful or in violation of the rights of the Issuer or the Holder; or

(iv) take whatever action at law or in equity as may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due, or to exercise any rights or remedies under, or enforce performance and observance of any obligation, agreement or covenant of the Borrower or any other party under this Agreement or under any of the other Documents.
(c) Books and Records. Except for documents related to the legal services provided by the Borrower, which are subject to the attorney-client confidentiality privilege, have access to and inspect, examine and make copies of the books and records and any and all accounts and similar data of the Borrower.

(d) Liquidation of Security Interest in Security. Proceed under the Maryland Uniform Commercial Code as to all or any part of the security for the Bond and the Security, and in conjunction therewith exercise all of the rights, remedies and powers of a secured party under the Maryland Uniform Commercial Code, including, without limitation, taking possession of the security for the Bond and the Security pursuant to Section 9-503 of the Maryland Uniform Commercial Code without resort to judicial process. Upon the occurrence of any Event of Default hereunder, the Borrower shall assemble all of the security for the Bond and the Security, and make the same available within the Building. Any notification required by Section 9-504 of the Maryland Uniform
Commercial Code shall be deemed reasonably and properly given if given in the manner specified for other Notices under this Agreement, at least
15 days before any sale or other disposition of the security for the Bond or the Security. Disposition of the security for the Bond or the Security shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the community where the security for the Bond or the Security is located.

(e) For0eclosure. Exercise its right of foreclosure and other remedies available under the Deed of Trust.

(f) Holder to Enforce Rights of Issuer. The Lender, its successors and assigns (including, without limitation, any other Holder), as the assignee of all of the right, title and interest of the Issuer in and to each of the Documents constituting a part of the security for the Bond and the Note (except for the Reserved Rights of the Issuer), may enforce each and every right granted to the Issuer pursuant to this Agreement and the other Documents (other than the Reserved Rights of the Issuer); provided, however, that, as provided in
Section 2.8 hereof or in the Authority Insurance Agreement, the Holder will not exercise any remedies under the Documents without the prior written approval of the Authority. In any case where action by the Holder requires simultaneous or subsequent action by the Issuer, the Issuer will cooperate with the Holder and take any and all action necessary to effectuate the purposes and intent of this Agreement.

(g)     CONFESSION OF JUDGMENT.  IN THE EVENT THE
NOTE OR ANY INSTALLMENT DUE THEREUNDER OR ANY AMOUNT
DUE HEREUNDER IS NOT PAID WITHIN 15 DAYS OF THE DATE
WHEN DUE (WHETHER ON THE DATE DUE OR BY ACCELERATION),
THE BORROWER AUTHORIZES THE CLERK OR ANY ATTORNEY OF
ANY COURT OF RECORD TO APPEAR FOR IT AND ENTER
JUDGMENT BY CONFESSION WITHOUT PRIOR NOTICE OR
OPPORTUNITY FOR PRIOR HEARING FOR THE PRINCIPAL
BALANCE THEN OUTSTANDING UNDER THE NOTE AND SUMS DUE
UNDER THIS FINANCING AGREEMENT, TOGETHER WITH
INTEREST, COURT COSTS AND AN ATTORNEY'S FEE EQUAL TO
15% OF THE SUMS THEN DUE THEREUNDER AND HEREUNDER,
HEREBY WAIVING AND RELEASING, TO THE EXTENT PERMITTED
BY LAW, ALL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL,
STAY OF EXECUTION, INQUISITION AND EXTENSION UPON ANY
LEVY ON REAL ESTATE OR PERSONAL PROPERTY TO WHICH THE
BORROWER MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF
THE UNITED STATES OF AMERICA OR OF ANY STATE OR

POSSESSION OF THE UNITED STATES OF AMERICA NOW IN FORCE
OR WHICH MAY HEREAFTER BE PASSED.  THE AUTHORITY AND
POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE
BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE
EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE
THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT
ENTERED PURSUANT THERETO.  SUCH AUTHORITY AND POWER
MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME
TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN
AS THE HOLDER SHALL DEEM NECESSARY OR DESIRABLE, FOR
ALL OF WHICH THE NOTE SHALL BE A SUFFICIENT WARRANT.

	Notwithstanding the provisions of the immediately preceding paragraph, in enforcing any judgment by confession obtained against the Borrower in connection with the Loan, in foreclosing against the Property or in exercising any other remedies available to the Holder, the Holder shall not demand, solely with respect to attorney's fees incurred by the Holder in connection with the Loan, any amounts in excess of the actual amount of attorney's fees charged or billed to the Holder.

	SECTION 10.3.   No Remedy Exclusive; Delays or Omissions;
Waiver of Breach. No action taken pursuant to this Article X shall relieve the Borrower or any other person from its obligations hereunder or under any of the other Documents, all of which shall survive any such action, and the Issuer and the Holder to the extent provided above) may take whatever action at law or in equity as may appear necessary and desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower hereunder or of any other person under any of the Documents.

	No remedy herein conferred upon or reserved to the Issuer or the Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or under the other Documents or now or hereafter existing at law or in equity or by statute. Should any right or remedy granted herein be held to be unlawful, the Issuer or the Holder shall be entitled to every other right and remedy provided in this Agreement and by law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder or under the Documents shall impair any such right or power or be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event any agreement contained in this Agreement should be breached by the Borrower and is thereafter waived by the Issuer or the Holder, the Authority or any other party to this transaction, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Issuer or the Holder and such other party or parties as may be agreeing to such waiver, amendment, release or modification. In order to entitle the Issuer or the Holder to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such Notice as may be herein expressly required.

	SECTION 10.4. Termination of Proceedings. In case any pro-ceeding taken by the Holder or the Issuer on account of any default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Holder or the Issuer, then and in every such case, the Issuer, the Holder and the Borrower and all other parties to this transaction shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Holder and the Issuer and the other parties to this transaction shall continue as though no such proceeding had been taken.

	SECTION 10.5. Application of Moneys. All moneys collected pursuant to this Article shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Issuer and the Holder and the Authority or others, including interest thereon as provided in Section 12.3 hereof, be applied as follows:

		First - To the payment of any late charges or penalties and fees and expenses of the Holder;

		Second - To the payment of all payments of interest then due on the Bond and the Note;

		Third - To the payment of the unpaid principal balance of the Bond and the Note;

		Fourth - To the payment of all other of the Issuer's Obligations, in such order and in such amounts as the Holder (with the prior written approval of the Authority), in its sole discretion, may determine;

		Fifth - To the payment of all other of the Borrower's Obligations (including, without limitation, any obligations in connection with any Reimbursement Rights pursuant to Section 12.4 hereof or any other provision of any of the Documents), in such order and in such amounts as the Holder (with the prior written approval of the Authority), in its sole discretion, may determine; and

		Sixth - Any remaining amounts may be returned to the Borrower.

	ARTICLE XI

	DURATION OF AGREEMENT; DEFEASANCE

	SECTION 11.1. Duration of this Agreement. This Agreement shall become effective on the Closing Date, and shall continue in full force and effect until the Termination Date; provided that the expiration of this Agreement shall not affect any Surviving Rights of the Holder or the Issuer.

	SECTION 11.2. Defeasance and Discharge of Lien of the Holder. If and when the Bond secured hereby shall become due and payable or shall be redeemed in accordance with its terms and the whole amount of the principal, premium (if any) and interest so due and payable thereon and on the Borrower's Obligations shall be paid, together with all other amounts payable to the Holder hereunder and under the other Documents, then in that case, all covenants, agreements and other obligations in favor of the Holder under this Agreement and under the other Documents (except with respect to any Surviving Rights of the Holder) shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, upon request of the Issuer and the Borrower, the Holder shall release all security for the Bond and all other Security then held by the Holder under this Agreement and shall execute such releases and other documents as may be reasonably required by the Issuer. Any release by the Holder under this Section shall be without prejudice to the right of the Holder to any Surviving Rights of the Holder.

	ARTICLE XII

	ADDITIONAL PAYMENTS

    SECTION 12.1. Costs to be Paid by the Borrower; Issuer's Fee. (a) The Borrower agrees to pay, whether out of the proceeds of the Loan or other funds, all Acquisition Costs, including, without limitation, all costs and expenses of the Issuer, the Holder and the Authority (including the fees and expenses of their counsel and all costs of recording and filing (fees and taxes)) in connection with the issuance of the Bond, and the other transactions contemplated by this Agreement and the other Documents).

(b) The Borrower agrees to pay directly to the Issuer the Issuer's Fee. The Issuer's Fee is due and payable annually in advance on the Closing Date and each anniversary thereof and shall be calculated using the principal balance of the Bond outstanding on the date due. No portion of the Issuer's Fee shall be refunded if the Bond is redeemed in whole or in part or otherwise paid in the year for which the Issuer's Fee has been paid. The Issuer's Fee shall be due and payable from the Borrower without the necessity of any notice from the Issuer.

	SECTION 12.2. Reimbursement of Advances Made or Other Costs Incurred. If the Borrower fails to make any payment or to perform any other of the Borrower's Obligations, the Holder, the Authority (subject to the terms of the Authority Insurance Agreement) or the Issuer, without notice to or demand upon the Borrower, without waiving any default or releasing the Borrower from any of the Borrower's Obligations, and without being under any obligation to do so, may make such payment or perform any of the Borrower's Obligations. All amounts so paid by the Holder, the Authority or the Issuer, and all costs, fees and expenses incurred by the Holder, the Authority or the Issuer, whether in connection with such payment or performance or otherwise in connection with their respective duties and responsibilities under this Agreement and the other Documents, shall be immediately due and payable by the Borrower upon demand therefor, as additional payments hereunder, together with interest thereon as provided in Section 12.3 below. In addition, notwithstanding anything in this Agreement to the contrary, in the event that the Borrower should default under any of the provisions of this Agreement, and the Holder, the Authority or the Issuer should employ attorneys or incur other expenses for the collection of amounts due hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Holder, the Authority or the Issuer the fees of such attorneys and such other expenses so incurred.

	SECTION 12.3 Interest on Additional Payments and Reimburse-ments. Without limiting any other provisions for the payment of interest, additional interest, late charges, premiums or like charges under any of the Documents, in any instance in which any sum other than principal, premium (if any), and interest is due from the Borrower to the Holder, the Issuer or any other party to this transaction as a direct payment, reimbursement or otherwise, and no specific provision is made with respect to the payment of interest thereon or the rate of interest thereon is not otherwise specified, such sum shall bear interest from the date on which it becomes due until paid in full at the Reimbursement Rate.

	SECTION 12.4  Indemnification.

	(a) General Indemnification. The Borrower shall protect, indemnify, and save harmless the Holder, the Authority, the Issuer and their respective Agents against and from any and all Claims (except, with respect to any Claims arising solely from the Gross Negligence of any party other than the Issuer) incurred by, or asserted or imposed against, any of them, and any loss or expense (including all attorneys' fees) in connection therewith, by reason of: (i) any accident, injury (including death) or Damage to any person or property, however caused, resulting from, connected with or growing out of any act of commission or omission of the Borrower, or any Agents, assignees, contractors or subcontractors of the Borrower or any use, nonuse, possession, occupation, condition, operation, service, design, construction, acquisition, maintenance or management of, or on, or in connection with, the Property, or any part thereof, (ii) any breach or default on the part of the Borrower in the performance of any of its obligations under any of the Documents, (iii) any act or negligence of the Borrower or of any of its Agents or licensees, (iv) any act or negligence of any assignee or lessee of the Borrower, or (v) the financing of the Facility by the Lender and the issuance and sale of the Bond, until the Termination Date, regardless of whether such Claims are against or are suffered or sustained by the Holder, the Issuer or any of their respective Agents, or are against any person to whom the Holder, the Authority, the

Department, the Issuer or any of their respective Agents may become liable therefor. Neither the Holder, the Authority, the Department nor the Issuer is liable for any Damage or injury occurring during the Loan Term to persons or property of the Borrower or any of its Agents or any other person who or which may be upon the Property, and the Borrower hereby releases the Holder, the Authority, the Department and the Issuer from, and agrees that they shall not be liable for, and the Borrower shall hold them harmless from, any such liability. The Borrower may, and if so requested by the Holder, the Authority, the Department or the Issuer shall, undertake to defend, at its sole cost and expense, any and all Claims brought against the Holder, the Authority, the Department, the Issuer or any of their respective Agents in connection with any of the matters mentioned in this Section, provided that the Holder, the Authority, the Department and the Issuer shall give the Borrower timely Notice of and forward to the Borrower every demand, notice, summons or other process received with respect to any Claim within the purview hereof. However, failure of the Issuer to forward such Notice shall not release the Borrower from its obligations under this Section 12.4(a).

(b) Liability of Issuer, etc. The parties intend that neither the Issuer nor any officer or employee of the Issuer, the Department, the State or the Authority (except in regard to the Authority Insurance Agreement) shall incur pecuniary liability by reason of the terms of any of the Documents, or the undertakings required of the Issuer or any officer or employee of the Issuer, the Authority, the Department or the State under any of the Documents by reason of the issuance of the Bond or the execution and delivery of any of the Documents, or the performance of any act required of the Issuer or the Authority, or any officer or employee of the Issuer, the Authority, the Department or the State by any of the Documents, or the performance of any act requested of the Issuer by the Borrower, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing. Notwithstanding the foregoing, if the Issuer or any officer or employee of the Issuer, the Authority, the Department or the State should incur any such pecuniary liability, the Borrower shall indemnify and hold the Issuer and any officer or employee of the Issuer, the Authority, the Department or the State harmless against all claims by or on behalf of any person, firm or corporation or other legal entity arising out of the same, and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and, upon Notice from the Issuer or the Authority, the Borrower shall defend the Issuer, the Department, the Authority and/or the State, or any officer or employee of the Issuer, the Authority, the Department or the State in any action or proceeding alleging any pecuniary liability.

(c) Consequential Liability. In addition to any other amounts payable under any of the Documents by way of indemnification or otherwise, the Borrower hereby agrees to pay and to indemnify and save the Issuer harmless from and against any damage, loss, cost or expense (including reasonable attorneys' fees) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (A) any breach by the Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, any of the Documents, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default and (B) any defense against any legal action commenced to challenge the validity of any of the Documents.

(d) Approvals of Facility. Neither the approval by the Lender of the Plans and Specifications, nor any subsequent inspections or approvals of the Facility during or after construction shall constitute a warranty or representation by the Lender or the Issuer or the Authority or any of their respective Agents as to the technical sufficiency, adequacy or safety of any structure or any of its component parts, including without limitation, any fixtures, equipment or furnishings, nor shall such approvals or inspections constitute such a warranty or representation as to the subsoil conditions or any other physical condition or feature pertaining to the Property. Furthermore, the Issuer's approval of the proposed financing and its execution and delivery of the Bond and the other Documents shall not constitute any approval by the Issuer of any zoning, use, planning, building permit or other similar approvals relating to the Facility. All acts, including any failure to act, relating to the Property by any agent, representative or designee of the Issuer or any Holder are performed solely for the benefit of the Holder, the Issuer and to assure repayment of the Loan and are not for the benefit of the Borrower or the benefit of any other person other than the Authority pursuant to the Authority Insurance Agreement.

(e) Insurance. The Borrower will provide for and insure, in the general public liability insurance policies required by Article VIII or
Section 5.2(c) hereof, the liability assumed by this Section.

(f)     Indemnification of Lender For Loss Incurred Upon
Sale of Bond. In addition to the losses described above, the Borrower agrees to indemnify the Lender for any loss incurred by the Lender in the event that the Bond is transferred by the Lender to another Holder after the occurrence of an Event of Default hereunder, if the purchase price paid upon such transfer is less than the sum of the outstanding principal balance thereof, all accrued and unpaid interest thereon, and any and all other amounts then owed to the Lender under any of the Documents.

	SECTION 12.5.  Surviving Rights.  All of the respective
Reimbursement Rights of the Holder and the Issuer set forth in the foregoing Sections of this Article XII shall survive the termination of this Agreement.

	SECTION 12.6. Payments Due on Non-Business Days. In any case where a payment is due under this Agreement on a day other than a Business Day, then such payment need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date due.

	ARTICLE XIII

	MISCELLANEOUS

	SECTION 13.l. Unconditional Obligations of Borrower. The payment and performance by the Borrower of the Borrower's Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Holder, the Issuer, or any other parties to this transaction, and the Borrower shall pay absolutely net during the Loan Term all payments to be made as prescribed in the Note, in this Agreement, and in each of the other Documents, free of any deductions and without abatement, diminution or set-off, notwithstanding any term of this Agreement, any bankruptcy, insolvency, liquidation, dissolution, or non-existence of the Issuer, or the nonperformance by the Holder, or the Issuer of any obligation hereunder or under any of the other Documents or any other matter or event whatsoever (other than prior payment or performance thereof) which might otherwise relieve the Borrower from the obligation to pay such amount; and until such time as the principal of, premium, if any, and interest on the Loan shall have been fully paid, the Borrower: (a) will not suspend or discontinue any payments provided for in the Note; (b) will perform and observe all of its other agreements contained in this Agreement and each of the other Documents, including (without limitation) all payments required to be made to the Holder and the Issuer; and (c) will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Borrower to complete the acquisition of the Facility, sale or other transfer of the Property, Damage to the Property or any portion thereof, commercial frustration of purpose, the occurrence of any acts or circumstances which may constitute a failure of consideration, any change in the tax laws of the United States of America or of the State or any political subdivision thereof, or any failure of the Holder or the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Agreement.

	SECTION 13.2. Authorized Representatives. Whenever under the provisions of this Agreement or any of the other Documents the approval of the Issuer is required, or the Issuer is required to take some action at the request of any party to this Agreement, unless specifically provided otherwise, such approval or request shall be given on behalf of the Issuer by the Authorized Issuer Representative, and the other parties to this transaction are authorized to rely upon any such approval or request and the Issuer shall not have any complaint against such other parties as a result of such reliance. A specimen signature of the Authorized Issuer Representative has been provided to the other parties to this transaction.
 In the event that the Authorized Issuer Representative designated in Section l.l hereof shall become unavailable or unable to take any action or make any certification provided for or required under this Agreement, a successor or successors shall be appointed by written certificate of the Issuer furnished to the other parties to this transaction, executed by or on behalf of the Issuer and containing a specimen signature of such successor or successors.

	Whenever under the provisions of this Agreement or any of the other Documents the approval of the Borrower is required, or the Borrower is required to take some action at the request of any party to this Agreement, such approval or request shall be given on behalf of the Borrower by the Authorized Borrower Representative, and the other parties to this transaction are authorized to rely upon any such approval or request, and the Borrower shall not have any complaint against such parties as a result of any such reliance. A specimen signature of the Authorized Borrower Representative has been provided to the other parties to this transaction. In the event that the Authorized Borrower Representative designated in Section l.l hereof should become unavailable or unable to take any action or make any certification provided for or required under this Agreement, a successor or successors shall be appointed by written certificate of the Borrower furnished to the other parties to this transaction, executed on behalf of the Borrower by an authorized Agent of the Borrower and containing a specimen signature of such successor or successors.

	SECTION 13.3.   Consent to Jurisdiction; Service of Process.

	(a) The Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement may be brought in any appropriate court in the State or in any other court having jurisdiction over the subject matter, all at the sole election of the Holder, and by the execution of this Agreement the Borrower irrevocably consents to the jurisdiction of each such court.

(b) If for any reason the Borrower should become not qualified to do business in the State, the Borrower hereby agrees to designate and appoint, without power of revocation, an agent for service of process within the State, as the agent for the Borrower upon whom may be served all process, pleadings, notice or other papers which may be served upon the Borrower as a result of any of the Borrower's Obligations.

(c) The Borrower covenants that throughout the period during which the Bond remains outstanding, if a new agent for service of process within the State is designated, the Borrower will immediately file with the Holder, the Authority and the Issuer the name and address of such new agent and the date on which his appointment is to become effective.

	SECTION 13.4.   Further Assurances and Corrective Instruments.
The parties hereto agree that they will, from time to time, execute and deliver, or cause to be executed and delivered, such Supplements hereto and such further instruments as may reasonably be required for carrying out the intention of the parties to, or facilitating the performance of, this Agreement.

	SECTION 13.5. Estoppel Certificate. The Borrower will, upon not less than 10 business days' request by the Holder, the Issuer, or any other party to this transaction, execute, acknowledge and deliver to such person a statement in writing, certifying (a) that this Agreement is unmodified and in full force and effect and the payments required by this Agreement to be paid by the Borrower have been paid, and (b) the then unpaid principal balance of the Note and the Loan; and stating whether or not to the knowledge of the signer of such certificate any party to any of the Documents is in default in the performance of any covenant, agree-ment or condition contained therein and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by the Holder, the Issuer and the other parties to this transaction.

	SECTION 13.6. Prior Agreements Canceled. Except for (a) the other Documents, (b) any conditions to disbursements of Bond proceeds set forth in the Lender's Commitment Letter dated May 13, 1996 and in the Authority's Commitment Letter dated April 11, 1996, as amended May
29, 1996, or (c) any other document or agreement to the extent specifically provided therein, (i) this Agreement shall completely and fully supersede all other prior agreements, both written and oral, by and among the Borrower, the Lender, the Issuer and the other parties to this transaction (and any prior agreements by and between any two or more of the foregoing), relating to the acquisition of the Facility, and (ii) none of the parties to this Agreement shall hereafter have any rights thereunder, but shall look solely to this Agreement and the other Documents for definitions and determination of all of their respective rights, liabilities and responsibilities relating to the Facility and the financing therefor.

	SECTION 13.7. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon each of the parties hereto and their respective successors and permitted assigns.

	SECTION 13.8. Dissolution of Issuer. In the event of the dissolution of the Issuer, all of the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of, or for the benefit of, the Issuer, shall bind or inure to the benefit of the successors of the Issuer from time to time and any person to whom or to which any power or duty of the Issuer shall be transferred.

	SECTION 13.9. Illegality. If fulfillment of any provision hereof or any transaction related hereto or to the other Documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; provided, however, that, as provided in Section 10.1(o) hereof, if any such provision pertains to the repayment of the principal of or interest on the Loan, the occurrence of any such invalidity shall constitute an Event of Default hereunder.

	SECTION 13.10. Amendments, Changes and Modifications. This Agreement may not be amended, changed, modified, altered or terminated except by a written instrument executed by all of the parties hereto with the prior written consent of the Authority.

	SECTION 13.11. Execution of Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

	SECTION 13.12. Law Governing Construction of Agreement. This Agreement, having been executed, sealed and delivered in the State, shall be interpreted and construed in accordance with and governed by the laws of the State.

	SECTION 13.13.  Assignment.  This Agreement and the other
Documents may not be assigned, in whole or in part, by the Borrower, without the prior written consent of the Holder and the Issuer.





	[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

	IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed under seal in its name and on its behalf by the Executive Director of the Issuer, and the Lender has caused this Agreement to be executed under seal in its name and on its behalf by its duly authorized officer; the Borrower has caused this Agreement to be executed under seal in its name and on its behalf by its duly authorized officer; and the Facility User has caused this Agreement to be executed under seal in its name and on its behalf by its duly authorized officer for the purposes of making the covenants set forth in Sections 5.4 and 5.5 hereof, all being done as of the day and year above first written.

WITNESS:                                                MARYLAND ECONOMIC
DEVELOPMENT
							CORPORATION



_________________________
	By:________________________________
							 /s/  Hans F. Mayer,
							   Executive Director

[SEAL]

WITNESS:                            BLUE II, LLC, a Maryland limited
                                    liability company



_________________________           By:/s/ Edward D. Scott
                               							 Edward D. Scott,
                             							   Managing Member
[SEAL]

ATTEST:                                         FREDERICK BREWING CO., a
Maryland corporation



By:______________________       By:_______________________(SEAL)
							  /s/ Kevin Brannon,
							   Chief Executive Officer


[SEAL]

WITNESS:                                                SIGNET BANK


_______________________         By:_______________________(SEAL)
							/s/ Mark A. Cunningham,
							   Vice President


[SEAL]

											EXHIBIT A




	$3,000,000
	MARYLAND ECONOMIC DEVELOPMENT CORPORATION
	TAXABLE ECONOMIC DEVELOPMENT REVENUE BOND
	(BLUE II, LLC FACILITY)
	1996 ISSUE

	FORM OF REQUISITION

TO:  Signet Bank        Requisition Number: ______
     7 Saint Paul Street        Date: ______________, 19__
	Baltimore, Maryland  21202
	Attention: ______________

	This Requisition is being submitted pursuant to the Loan and Financing Agreement dated ____ __, 1996, executed and delivered in connection with the issuance and sale of the above-captioned Taxable Economic Development Revenue Bond (the "Financing Agreement").
Unless the context clearly indicates a contrary meaning, all terms used herein and defined in the Financing Agreement have the meanings set forth in the Financing Agreement.

	We request that you advance Bond proceeds to the following payee in the following amount:

		Payee:          ____________________________________

		Payee's Address:        __________________________
							__________________________
							__________________________
		Amount:         ____________________________________

		Purpose of Requisition:  _____________________
					____________________________________
					____________________________________
					____________________________________

	We hereby certify that:

		(a) None of the items for which funds are being requisitioned has formed the basis for any advance of Bond proceeds heretofore made.

		(b) Each item for which funds are being requisitioned is a proper item to be paid from the Bond proceeds and is necessary in connection with the acquisition of the Facility.

		(c) No written notice of any lien, right to lien or attachment upon, or claim affecting the right to receive payment of, any of the moneys payable under this requisition to any of the persons named herein has been received, or if any notice of any such lien, attachment or claim has been received, such lien, attachment or claim has been released or discharged or will be released or discharged upon payment of this requisition.

		(d) This requisition contains no items representing payment on account of any retained percentages which are entitled to be retained as of the date hereof.

		(e) With respect to each item for payment for labor or materials and equipment, the labor was actually performed or the materials and equipment were actually furnished to or installed in or about the Building.

		(f) Such materials and equipment are not subject to any lien or security interest, or the funds requisitioned are to be used to satisfy any such lien or security interest.

		(g) This requisition, if for the Direct Costs of Construction of the Facility, when added to the total of prior requisitions for Direct
Costs of Construction, does not in amount exceed 90% of the cost of work performed and material in place.

		(h) This requisition, if for costs other than the Direct Costs of Construction of the Facility, does not in amount exceed 100% of the value of work performed and materials in place for which funds are being requested.

		(i) The remaining unadvanced Bond proceeds are sufficient to complete the acquisition of the Facility or the Facility has been so completed.

		(j) This requisition is not for materials which are not, as of the date hereof, physically incorporated into the Facility, unless such materials have been stored, secured and insured in a manner satisfactory to the Lender and otherwise in accordance with the terms of the Financing Agreement.

		(k) No Event of Default has occurred and is continuing as of the date hereof.

	If this requisition is for the direct costs of construction, attached hereto is the AIA Forms G702 and G703, approved and signed by the General Contractor and the Borrower's Architect and approved by the Lender's Inspector.

	If this requisition is for the final 10% holdback of the Direct Costs of Construction, attached hereto are:

				(i)     a true, complete and correct copy of the fully
executed Completion Certificate, together with all completed exhibits attached thereto; and

				(ii)    evidence of compliance with any other
requirement set forth in Section 6.4(l) of the Financing
Agreement.

	Attached hereto are lien waivers from the General Contractor and each subcontractor and supplier to the Facility, for all work performed to the date of the preceding requisition and for materials included in such previous requisition.

	Attached hereto are invoices and receipts for costs for which payment or reimbursement is being requested.

							BLUE II, LLC


							By:__________________________
							   Authorized Borrower
							   Representative



Total prior requisitions                        $ __________________

Amount of this requisition              $ __________________

		Total                                   $ __________________



Approved:

SIGNET BANK, Lender

By:_________________________

Date:_______________________

											EXHIBIT B



	$3,000,000
	MARYLAND ECONOMIC DEVELOPMENT CORPORATION
	TAXABLE ECONOMIC DEVELOPMENT REVENUE BOND
	(BLUE II, LLC FACILITY)
	1996 ISSUE


	COMPLETION CERTIFICATE

	This Certificate is being executed and delivered pursuant to the Loan and Financing Agreement dated _____ __, 1996, executed and delivered in connection with the issuance and sale of the above-referenced Bond (the "Financing Agreement). Unless the context clearly indicates a contrary meaning, all terms used herein and defined in the Financing Agreement have the meanings set forth in the Financing
Agreement.

	As required by the Financing Agreement, the Borrower hereby certifies to the Issuer and the Holder that:

		(a) The acquisition of the Facility has been completed and all labor, services, materials and supplies used in connection therewith have been paid for.

		(b) All other improvements necessary in connection with the Facility have been acquired and constructed, and all obligations, costs and expenses incurred in connection therewith and payable out of the Bond proceeds have been paid and discharged.

		(c)     The Facility is suitable and sufficient for the Permitted
Use.

		(d)     Attached hereto are:

1. final lien waivers of the General Contractor and all subcontractors and suppliers to the Facility;

2. a copy of the permanent certificate of use and occupancy for the Facility;

3. a final, as built, location survey prepared by an Independent Engineer;

4. evidence of permanent hazard insurance required by Article VIII of the Financing Agreement and

5. a copy of the Borrower's rent interruption insurance policy meeting the requirements of the Financing Agreement.

(f) This Certificate is given without prejudice to any rights against third parties which exist as of the date hereof or which may subsequently come into being.

(g) A copy of this Certificate has been sent to the Issuer and the Authority.

	WITNESS my signature this ______ day of __________, 19__.

							BLUE II, LLC


	By:_______________________(SEAL)
	Authorized Borrower
	Representative


APPROVED this ____ day                  APPROVED this ____ day
of _____________, 19__.                 of _____________, 19__.

____________________________            ____________________________
(General Contractor)                    (Lender's Inspector)


By:_________________________            By:_________________________
   Name:                                   Name:
   Title:                                  Title:


APPROVED this ____ day
of _____________, 19__.

____________________________
(Borrower's Architect)


By:_________________________
   Name:
   Title:


	The Facility User hereby acknowledges completion of the Facility and approves and accepts the Facility for its use, this _______ day of ____________________, 19___.


						FREDERICK BREWING CO.



	By:________________________________
						   Name:
						   Title:

	EXHIBIT C


	SOURCES AND USES OF FUNDS



	Exhibit A to
	Completion Certificate

	FINAL LIEN WAIVERS FROM GENERAL CONTRACTOR
	AND ALL SUBCONTRACTORS AND SUPPLIERS

	Exhibit B to
	Completion Certificate


	PERMANENT USE AND OCCUPANCY CERTIFICATES FOR FACILITY

	Exhibit C to
	Completion Certificate


	FINAL, AS-BUILT SURVEY

	Exhibit D to
	Completion Certificate



	EVIDENCE OF PERMANENT HAZARD INSURANCE COVERING
FACILITY

	Exhibit E to
	Completion Certificate


	COPY OF RENT INTERRUPTION INSURANCE POLICY

$3,000,000
Maryland Economic Development Corporation
Taxable Economic Development Revenue bond

Blue II, LLCX,
as project borrower
and
Signet Bank,
as lender

with
Frederick Brewing Co.,
as facility user

Summary of Sources and Uses of Loan Proceeds

Sources of Funds:
	MEDCO Bond Proceeds                             $3,000,000
	Equity Provided by Frederick Brewing Co.                     749,139
							--------------
		Total Sources of Funds                  $3,749,139

Uses of Funds:
	Payoff First Mortgage Held by Signet            522,040
	Architectural (DNC) Costs to Complete           100,000
	Interest on Signet Mortgage                     2,941
	Interest on Construction Advances                       60,000
	Closing Costs Per Settlement Sheet                      151,158
	Building Construction & Utility Costs           2,913,000
		Total Uses of Funds                     3,749,139